UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Brookdale Senior Living Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

June 6, 2014

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2014 Annual Meeting of Stockholders of Brookdale Senior Living Inc., to be held on Monday, July 7, 2014 at 10:00 A.M., local time, at our principal executive office located at 111 Westwood Place, Brentwood, Tennessee.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached proxy statement.

On February 20, 2014, Brookdale Senior Living Inc. and Emeritus Corporation entered into a merger agreement (the “Merger Agreement”). The proposed merger (the “Merger”) is addressed at length in our Registration Statement on Form S-4 that we filed with the Securities and Exchange Commission (the “SEC”), and is available on the SEC’s website at www.sec.gov. Please note that stockholders will NOT be asked to vote on matters related to the proposed merger at the Annual Meeting. The annual meeting is separate and distinct from the special meeting of stockholders to be held for the purpose of voting on matters related to the Merger. The special meeting of stockholders to consider approval of the transactions contemplated by the Merger Agreement is scheduled for July 10, 2014. If you are a stockholder on the record date for the special meeting, you will receive a proxy statement that will include instructions on how to vote on the transactions contemplated by the Merger Agreement.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, it is important that your shares be represented and voted at the meeting. In addition to voting in person, stockholders of record may vote via a toll-free telephone number or over the Internet. Stockholders who received a paper copy of the Proxy Statement and 2013 Annual Report by mail may also vote by completing, signing and mailing the enclosed proxy card promptly in the return envelope provided.

FOR THE BOARD OF DIRECTORS OF

BROOKDALE SENIOR LIVING INC.

Jeffrey R. Leeds

Chairman of the Board of Directors

BROOKDALE SENIOR LIVING INC.

111 Westwood Place, Suite 400

Brentwood, Tennessee 37027

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, JULY 7, 2014

To the Stockholders:

The 2014 Annual Meeting of Stockholders of Brookdale Senior Living Inc. will be held on Monday, July 7, 2014 at 10:00 A.M., local time, at our principal executive office located at 111 Westwood Place, Brentwood, Tennessee, for the following purposes:

1.	to elect two Class I directors to hold office for a term of three years and until their successors are duly elected and qualified;

2.	to ratify the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2014 fiscal year;

3.	to hold an advisory vote to approve named executive officer compensation;

4.	to hold a vote to approve the Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on May 20, 2014 are entitled to notice of, and to vote at, the Annual Meeting, including any adjournments and postponements thereof. Our stock transfer books will remain open for the transfer of our common stock. A list of all stockholders entitled to vote at the meeting will be available for examination at our principal executive office located at 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027, for the ten days before the meeting between 9:00 A.M. and 5:00 P.M., local time, and at the place of the meeting during the meeting for any purpose germane to the meeting.

By Order of the Board of Directors,

Chad C. White

Secretary

Brentwood, Tennessee

June 6, 2014

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. IN ADDITION TO VOTING IN PERSON, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET. STOCKHOLDERS WHO RECEIVED A PAPER COPY OF THE PROXY STATEMENT AND 2013 ANNUAL REPORT BY MAIL MAY ALSO VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY ONE OF THESE THREE METHODS. THE PROXY MATERIALS ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT JUNE 9, 2014.

PROPOSAL NUMBER THREE—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	52

PROPOSAL NUMBER FOUR—VOTE TO APPROVE THE BROOKDALE SENIOR LIVING INC. 2014 OMNIBUS INCENTIVE PLAN	53

Deadline for Submitting Stockholder Proposals	63
Other Matters	63
Additional Information	64

APPENDIX A: Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan

BROOKDALE SENIOR LIVING INC.

111 Westwood Place, Suite 400

Brentwood, Tennessee 37027

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, JULY 7, 2014

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brookdale Senior Living Inc., a Delaware corporation (“Brookdale,” the “Company,” “we,” “us” or “our”), for use at the 2014 Annual Meeting of Stockholders to be held on Monday, July 7, 2014, including any adjournments and postponements thereof (the “Annual Meeting”).

Date, Time and Place of the Annual Meeting

The 2014 Annual Meeting of Stockholders of Brookdale will be held on Monday, July 7, 2014 at 10:00 A.M., local time, at our principal executive office located at 111 Westwood Place, Brentwood, Tennessee 37027. Our main telephone number is (615) 221-2250.

Matters to be Considered at the Annual Meeting

The items of business scheduled to be considered and voted on at the Annual Meeting are:

1.	the election of two Class I directors to hold office for a term of three years and until their successors are duly elected and qualified;

2.	the ratification of the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2014 fiscal year;

3.	an advisory vote to approve named executive officer compensation; and

4.	a vote to approve the Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan.

We may also consider such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Internet Availability of Proxy Materials

This proxy statement and the annual report for the year ended December 31, 2013 are also available on the Company’s website at www.brookdale.com/proxy.

Stockholders Entitled to Vote

As of May 20, 2014, there were outstanding and entitled to vote 125,393,366 shares of our common stock, par value $0.01 per share (excludes unvested restricted shares with respect to which the holders have no voting rights). Each share of our common stock entitles the holder to one vote. Stockholders of record at the close of business on May 20, 2014 are entitled to vote at the Annual Meeting, including any adjournments and postponements thereof. A stockholder list will be available for examination by our stockholders at the Annual Meeting and at the principal executive offices of the Company between 9:00 A.M. and 5:00 P.M., local time, during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

Quorum; Required Vote

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding on May 20, 2014 will constitute a quorum for the transaction of business.

We will count votes withheld, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote the shares as to a particular matter (“broker non-votes”) for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

For the election of nominees to our Board of Directors, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is sufficient to elect the director if a quorum is present. For the ratification of the appointment of Ernst & Young LLP, the advisory vote on named executive officer compensation, the approval of the Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan and the approval of any other business properly presented at the Annual Meeting, the affirmative vote of a majority of the shares of our common stock voting in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the matter. Notwithstanding this vote standard, please be advised that Proposal Number Three (an advisory vote to approve named executive officer compensation) is advisory only and is not binding on the Company. Our Board of Directors will consider the outcome of the vote on this item in considering what action, if any, should be taken in response to the advisory vote by stockholders.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, the shares of common stock represented by the proxy will be voted as follows:

•	FOR the election of the director nominees named herein;

•	FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2014 fiscal year;

•	FOR the approval of the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables;

•	FOR the approval of the Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan; and

•	in accordance with the judgment of the proxy holders as to any other matters that may be properly brought before the Annual Meeting, including any adjournments and postponements thereof.

We will not count shares that abstain from voting on a particular matter or broker non-votes as votes in favor of such matter. In the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. With respect to the proposal to ratify the appointment of Ernst & Young LLP, abstentions from voting will have the same effect as voting against such matter. With respect to the advisory vote to approve named executive officer compensation and the vote to approve the Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan, abstentions from voting and broker non-votes will have the same effect as voting against such matters.

If you hold your shares in street name through a brokerage account, you should have received access to this proxy material from your bank, broker or other holder of record with instructions on how to instruct the holder of record to vote your shares. If you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as routine under the rules of the New York Stock Exchange (“NYSE”). However, a broker cannot vote shares held in street name on matters designated as non-routine by the NYSE, unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of Ernst & Young LLP is considered routine under NYSE rules. Each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine under applicable NYSE rules. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal

Number Two but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal Number Two in the discretion of your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

Voting

You may vote by any one of the following means:

•	on the Internet;

•	by telephone;

•	by mail; or

•	in person, at the Annual Meeting.

To vote by Internet, use the website indicated on your proxy card. You will need the 12 digit number included on your proxy card.

To vote by telephone, dial the toll-free number on your proxy card and follow the instructions. You will need the 12 digit number included on your proxy card.

The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Daylight Time, on July 6, 2014. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Submitting your vote by mail or via the Internet or telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. For directions to the Annual Meeting, please contact our Investor Relations Department at (615) 221-2250.

Revocability of Proxy

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by filing an instrument of revocation or a duly executed proxy bearing a later date (including by means of a telephone or Internet vote) with our Secretary at 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027. You may also revoke a proxy by attending the Annual Meeting and voting in person. If not revoked, we will vote the proxy at the Annual Meeting in accordance with your instructions.

Persons Making the Solicitation

This proxy statement is sent on behalf of, and the proxies are being solicited by, the Board of Directors of Brookdale. We will bear all costs of the solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy and personal interviews. We will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting material to the beneficial owners of stock they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials. We have engaged the firm of Morrow & Co., LLC to assist us in the distribution and solicitation of proxies for an estimated fee of $10,000 plus certain disbursements and expenses.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

•	FOR the election of the director nominees named herein;

•	FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2014 fiscal year;

•	FOR the approval of the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables; and

•	FOR the approval of the Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

The first proposal is to elect two Class I directors to hold office for a term of three years and until their respective successors are duly elected and qualified. The current Class I directors are Frank M. Bumstead, T. Andrew Smith and W.E. Sheriff. W.E. Sheriff will not be standing for re-election to the Board at the 2014 Annual Meeting of Stockholders. His departure did not result from any disagreement with the Company relating to its operations, policies or practices. Mr. Sheriff will continue to serve as a Class I director until his term expires at the conclusion of the 2014 Annual Meeting of Stockholders. Our Board of Directors and management team thank Mr. Sheriff for his service to the Company.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our Board of Directors may determine by resolution adopted by a majority of the Board of Directors then in office the number of directors which constitute our Board of Directors. The number of directors is currently fixed at eight, and our Board of Directors has approved a decrease of such number to seven effective at the conclusion of the 2014 Annual Meeting of Stockholders. Our Board of Directors is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire at the annual meetings of stockholders to be held in 2014, 2016 and 2015, respectively.

The Board of Directors has unanimously proposed Frank M. Bumstead and T. Andrew Smith as nominees for re-election as Class I directors. If elected at the Annual Meeting, each of Messrs. Bumstead and Smith will hold office until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to earlier retirement, resignation or removal. If any of the nominees becomes unavailable or unwilling to serve, an event that the Board of Directors does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person(s) as the Board of Directors may recommend. Unless otherwise instructed, we will vote all proxies we receive FOR the election of Messrs. Bumstead and Smith.

The Board of Directors recommends that you vote FOR the election of each of Messrs. Bumstead and Smith to serve as directors until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified.

Information Concerning Directors and Director Nominees

Set forth below is certain biographical information for our directors, including the director nominees. See “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement for a description of securities beneficially owned by our directors, including the director nominees, as of June 5, 2014.

Name	Age	Position with Brookdale	Class
Jeffrey R. Leeds	68	Non-Executive Chairman of the Board of Directors	Class III
Frank M. Bumstead	72	Director	Class I
Jackie M. Clegg	52	Director	Class II
Mark J. Schulte	60	Director	Class III
James R. Seward	61	Director	Class II
W.E. Sheriff	71	Director	Class I
T. Andrew Smith	54	Director	Class I
Dr. Samuel Waxman	77	Director	Class III

Jeffrey R. Leeds became a member of our Board of Directors in November 2005 and has served as Non-Executive Chairman of the Board since June 2012. Mr. Leeds retired as Executive Vice President and Chief Financial Officer of GreenPoint Financial Corporation and GreenPoint Bank in October 2004, in which capacities he served since January 1999. Prior to that, he was Executive Vice President, Finance and Senior Vice President and Treasurer of GreenPoint. He joined GreenPoint after 14 years with Chemical Bank, having held positions as Head of Asset and Liability Management, Proprietary Trading and Chief Money Market Economist. He previously served as a director and chair of the Audit Committee of Och-Ziff Capital Management Group LLC and as a director and Audit Committee member of United Western Bancorp. Mr. Leeds’ experience as an executive and principal financial officer, along with his extensive financial industry expertise, led to the conclusion that he should serve as a member of our Board of Directors.

Frank M. Bumstead became a member of our Board of Directors in August 2006. Prior to our acquisition of American Retirement Corporation, or ARC, Mr. Bumstead served as the Lead Director of ARC. Mr. Bumstead had been a member of the Board of Directors of ARC for 11 years. Since 1989, Mr. Bumstead has been President or Chairman and a principal shareholder of Flood, Bumstead, McCready & McCarthy, Inc., a business management firm that represents, among others, artists, songwriters and producers in the music industry. From 1993 to December 1998, Mr. Bumstead also served as the Chairman and Chief Executive Officer of FBMS Financial, Inc., an investment advisor registered under the Investment Company Act of 1940. Mr. Bumstead is a director of Syntroleum Corporation. Mr. Bumstead’s experience in business management and as a director of several public companies, along with his knowledge of the senior housing industry (through his prior service as a director of ARC), led to the conclusion that he should serve as a member of our Board of Directors.

Jackie M. Clegg became a member of our Board of Directors in November 2005. Ms. Clegg has served as the Managing Partner of the strategic consulting firm Clegg International Consultants, LLC since August 2001. Prior to that, from June 1997 through July 2001, Ms. Clegg was Vice Chair of the Board of Directors, First Vice President and for a time Chief Operating Officer of the Export-Import Bank of the United States, the official export credit institution of the United States government. Ms. Clegg currently serves as a director and as an Audit Committee member of CME Group Inc., the parent company of the Chicago Mercantile Exchange, and chairs the Audit Committee of the Public Welfare Foundation. Ms. Clegg also previously served on the Board of Directors of Cardiome Pharma Corp., Javelin Pharmaceuticals, Inc. and Blockbuster Inc. and as Chair of the Audit Committees of the Chicago Board of Trade, Cardiome Pharma Corp. and Javelin Pharmaceuticals, Inc. She has also chaired numerous special committees for mergers, acquisitions and financing transactions. Ms. Clegg also worked in the U.S. Senate on international finance and monetary policy, national security and foreign affairs. Ms. Clegg’s experience in the public sector and as a director of numerous public companies (including her service as chairman of the foregoing special committees) led to the conclusion that she should serve as a member of our Board of Directors.

Mark J. Schulte became a member of our Board of Directors in February 2008. Mr. Schulte served as our Co-Chief Executive Officer from July 2006 until February 2008. He previously served as our Chief Executive Officer from August 2005 until July 2006. Mr. Schulte also previously served as Chief Executive Officer and as a member of the Board of Directors of Brookdale Living Communities, Inc., or BLC, since 1997, and was also Chairman of the Board of BLC from September 2001 to June 2005. From January 1991 to May 1997, he was employed by BLC’s predecessor company, The Prime Group, Inc., in its Senior Housing Division, most recently serving as its Executive Vice President, with primary responsibility for overseeing all aspects of Prime’s Senior Housing Division. He is a former Chairman of the American Seniors Housing Association, or ASHA. Mr. Schulte is licensed to practice law in the State of New York. Mr. Schulte’s extensive knowledge of the senior housing industry and his prior experience as a principal executive officer led to the conclusion that he should serve as a member of our Board of Directors.

James R. Seward became a member of our Board of Directors in November 2008. Since 2000, Mr. Seward has been a private investor. Previously, Mr. Seward was Chief Executive Officer and President of SLH Corporation and Chief Financial Officer of Seafield Capital Corporation, both of which were publicly-traded investment holding companies. Mr. Seward, a Chartered Financial Analyst, currently serves as a member of the board of directors and Audit Committee of Syntroleum Corporation, a synthetic and renewable fuels processor, and is Chairman of the Board of Trustees and a member of the Audit Committee of RBC Funds, a registered investment company. He previously served as a director of ARC and LabOne. Mr. Seward’s experience and credentials in investing and finance, along with his knowledge of both the senior housing industry (through his prior service as a director of ARC) and the health care industry (through his prior service as a director of LabOne), led to the conclusion that he should serve as a member of our Board of Directors.

W.E. Sheriff has served as a member of our Board of Directors since January 2010. He previously served as our Chief Executive Officer from February 2008 until February 2013 and as our Co-Chief Executive Officer from July 2006 until February 2008. Previously, Mr. Sheriff served as Chairman and Chief Executive Officer of ARC and its predecessors since April 1984 and as its President since November 2003. From 1973 to 1984, Mr. Sheriff served in various capacities for Ryder System, Inc., including as President and Chief Executive Officer of its Truckstops of America division. Mr. Sheriff serves on the boards of various educational and charitable organizations and in varying capacities with several trade organizations, and also serves as a member of the Board of Directors of Direct Supply, Inc. Mr. Sheriff’s extensive knowledge of the senior housing industry and his experience as our previous Chief Executive Officer and as the Chairman and Chief Executive Officer of ARC led to the conclusion that he should serve as a member of our Board of Directors.

T. Andrew Smith became a member of our Board of Directors on June 3, 2014 and has served as our Chief Executive Officer since February 2013. Previously, Mr. Smith served as our Executive Vice President, General Counsel and Secretary since October 2006. In that capacity, in addition to his role in managing the Company’s legal affairs, Mr. Smith was responsible for management and oversight of the Company’s corporate development functions (including acquisitions and expansion and development activity); corporate finance activities (including capital structure, debt and lease transactions and lender/lessor relations); strategic planning; and risk management. Prior to joining Brookdale, Mr. Smith was with Bass, Berry & Sims PLC in Nashville, Tennessee from 1985 to 2006, where he was a member of the firm’s corporate and securities group and served as the chair of the firm’s healthcare group. While at Bass, Berry & Sims, Mr. Smith served ARC as outside General Counsel. Mr. Smith currently serves as a member of the board of directors of the National Investment Center for the Seniors Housing & Care Industry and as a member of the executive board of the American Seniors Housing Association. Mr. Smith’s knowledge of the senior housing industry and his experience as our Chief Executive Officer, and previously as our Executive Vice President, General Counsel and Secretary, led to the conclusion that he should serve as a member of our Board of Directors.

Dr. Samuel Waxman became a member of our Board of Directors in November 2005. Since 1983, Dr. Waxman has served as a professor at Mount Sinai School of Medicine where he directs a multidisciplinary cancer research laboratory and currently serves as the Distinguished Service Professor. In addition, since July 1980, Dr. Waxman has served as the Founder and Scientific Director of the Samuel Waxman Cancer Research Foundation, which supports an international program of collaborative scientists. He is also the president of Samuel Waxman M.D. P.C. Dr. Waxman earned his M.D. Summa Cum Laude from Downstate Medical Center of the State University of New York and completed all clinical and research training at Mount Sinai Hospital in New York. Dr. Waxman’s experience in, and knowledge of, health care and the health care industry led to the conclusion that he should serve as a member of our Board of Directors.

Legal Proceedings Involving Directors, Officers or Affiliates

There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence

Our Board of Directors has affirmatively determined that Ms. Clegg, Messrs. Bumstead, Leeds, Schulte and Seward and Dr. Waxman are “independent” under Section 303A.02(b) of the NYSE listing standards because none of them has a material relationship with Brookdale. In making these determinations, our Board of Directors considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

The NYSE rules require that the Board of Directors consist of a majority of “independent directors” and that the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee of the Board of Directors consist entirely of “independent directors.” Under NYSE listing standards, whether a director is an “independent director” is a subjective determination to be made by the Board of Directors, and a director of Brookdale only qualifies as “independent” if the Board of Directors affirmatively determines that the director has no material relationship with Brookdale (either directly or as a partner, shareholder or officer of an organization that has a relationship with Brookdale). While the test for independence is a subjective one, the NYSE rules also contain objective criteria that preclude directors from being considered independent in certain situations.

Specifically, persons meeting the following objective criteria are deemed to be not independent:

•	A director who is an employee, or whose immediate family member is an executive officer, of Brookdale (including any consolidated subsidiary), may not be considered independent until three years after the end of such employment relationship;

•	A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Brookdale (including any consolidated subsidiary), other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	A director who (i) is, or whose immediate family is, a current partner of a firm that is the internal or external auditor of Brookdale; (ii) is a current employee of such a firm; (iii) a director whose immediate family member is a current employee of such firm and who personally works on Brookdale’s audit; or (iv) was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Brookdale’s audit within that time;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Brookdale’s present executives serve on that company’s compensation committee may not be considered independent until three years after the end of such service or the employment relationship; and

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (or a consolidated subsidiary of such company) that makes payments to, or receives payments from, Brookdale for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues may not be considered an independent director until three years after falling below such threshold.

Ownership of a significant amount of Brookdale’s stock, by itself, does not constitute a material relationship.

The Board of Directors has not established additional guidelines to assist it in determining whether a director has a material relationship with Brookdale under NYSE rules, but instead evaluates each director or nominee for director under the tests set forth by the NYSE and through a broad consideration and evaluation of all relevant facts and circumstances. The Board of Directors, when assessing the materiality of a director’s relationship with Brookdale, also considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

There were no transactions, relationships or arrangements not disclosed pursuant to Item 404(a) of Regulation S-K that were considered by our Board of Directors in making the required independence determinations. None of the directors or nominees that were deemed independent had any relationship with us (other than as a director or stockholder).

Compensation of Directors

Under the compensation program for the members of our Board of Directors (other than Mr. Sheriff), each non-affiliated director receives an annual cash retainer of $100,000. Any director serving as Non-Executive Chairman of the Board receives an additional annual cash retainer of $25,000, the Chair of the Audit Committee receives an additional annual cash retainer of $15,000 and the chairs of any other committees of the Board each receive an additional annual cash retainer of $10,000. Each Board and committee member also receives a $1,500 cash meeting fee for each Board and committee meeting that he or she attends (whether he or she attends in person or telephonically). All cash amounts are payable quarterly in arrears, with payments to be made on April 1, July 1, October 1 and January 1. Affiliated directors are not separately compensated by us. In addition, following his retirement in February 2013, Mr. Sheriff is compensated for his service as a consultant to the Company under the terms of his employment agreement as described below in “Employment Agreements with Named Executive Officers—Employment Agreement and Related Arrangements with W. E. Sheriff” and is not otherwise separately compensated by us.

Under the compensation program, each director also has the opportunity to elect to receive either immediately vested shares or restricted stock units in lieu of up to 50% of their quarterly cash compensation. Any immediately vested shares or restricted stock units are issued at the same time that cash payments are made. The number of shares or restricted stock units to be issued is based on the closing price of the Company’s common stock on the date of issuance (i.e., April 1, July 1, October 1 and January 1), or if such date is not a trading date, on the previous trading day’s closing price. Fractional amounts are to be paid in cash. Each restricted stock unit will be payable in the form of one share of the Company’s common stock following the director’s termination of service as a member of the Company’s Board of Directors.

Each director of the Company who is not (i) an officer or employee of the Company or of any of its parents or subsidiaries or (ii) the beneficial owner, whether directly or indirectly, of ten percent or more of our common stock (an “eligible director”) is also eligible to receive additional stock grants under our Omnibus Stock Incentive Plan. In addition, each of our independent directors (other than Mr. Schulte) received grants of time-based restricted stock under our Omnibus Stock Incentive Plan promptly following their initial election to the Board.

On February 7, 2008, we entered into a Separation Agreement and General Release with Mr. Schulte, pursuant to which Mr. Schulte resigned in his capacity as Co-Chief Executive Officer of the Company effective February 7, 2008. Pursuant to the Separation Agreement, we agreed to provide, at our expense, continued group health plan coverage for Mr. Schulte and his dependents for so long as he serves as a non-employee director. Under the terms of the Separation Agreement, Mr. Schulte reaffirmed the various restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality previously made by him in connection with his restricted stock award agreements. These restrictive covenants will continue to apply until the longer of the periods specified in such award agreements or the period ending nine months after the date he is no longer serving us as either an employee or as a member of our Board of Directors.

Director Compensation for 2013

The following table sets forth certain summary information for the year ended December 31, 2013 with respect to the compensation awarded to, earned by, or paid to our directors. Information regarding compensation awarded to, earned by, or paid to Mr. Sheriff for his service through February 20, 2013 as Chief Executive Officer is included in “Compensation of Executive Officers” below. Information regarding compensation awarded to, earned by, or paid to Mr. Sheriff for his service on and after February 20, 2013 as a consultant is included in the following table.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)(2)(3)	All Other Compensation ($)		Total ($)
Jeffrey R. Leeds	132,472	(6)	33,028	—		165,500
Frank M. Bumstead	146,000		—	—		146,000
Jackie M. Clegg	78,284	(7)	78,216	—		156,500
Wesley R. Edens(8)	—		—	—		—
Randal A. Nardone(8)	—		—	—		—
Mark J. Schulte	143,500		—	21,271	(4)	164,771
James R. Seward	143,500		—	—		143,500
W.E. Sheriff	—		—	267,691	(5)	267,691
Dr. Samuel Waxman	146,500		—	—		146,500

(1)	The grant date fair value of each equity award granted during 2013 (which represents the immediately vested shares issued to Mr. Leeds in lieu of a portion of his cash compensation for 2012 and 2013 and the restricted stock units issued to Ms. Clegg in lieu of a portion of her cash compensation for 2012 and 2013), computed in accordance with FASB ASC Topic 718, is as follows:

Name	Date of Grant	Number of Shares of Stock/RSUs Granted (#)	Grant Date Fair Value of Stock Awards ($)
Mr. Leeds	1/1/2013	329	8,330
	4/1/2013	292	8,030
	7/1/2013	288	7,730
	10/1/2013	306	8,326

Ms. Clegg	1/1/2013	720	18,230
	4/1/2013	772	21,230
	7/1/2013	652	17,500
	10/1/2013	698	18,993

(2)	None of the directors held any unvested stock awards as of December 31, 2013.
(3)	See Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a summary of the assumptions made in the valuation of stock awards.
(4)	Represents the amount of premiums paid by the Company for continued group health plan coverage for Mr. Schulte and his dependents.
(5)	Represents $257,134 in consulting fees that Mr. Sheriff received for 2013 pursuant to the terms of his employment agreement, $192 in employer contributions during 2013 to Mr. Sheriff’s health savings account and $10,365 in premiums paid by the Company for continued group health coverage for Mr. Sheriff and his dependents.
(6)	Mr. Leeds elected to receive $33,028 of his total 2013 compensation in the form of immediately vested shares. See Footnote 1 for the number of shares granted to Mr. Leeds during 2013 and the grant date fair value of each such award. In addition, Mr. Leeds received 329 shares (with a grant date fair value of $8,942) on January 1, 2014 (representing shares received in lieu of a portion of his cash compensation for the fourth quarter of 2013).
(7)	Ms. Clegg elected to receive $78,217 of her total 2013 compensation in the form of restricted stock units. See Footnote 1 for the number of shares granted to Ms. Clegg during 2013 and the grant date fair value of each such award. In addition, Ms. Clegg received 754 restricted stock units (with a grant date fair value of $20,494) on January 1, 2014 (representing shares received in lieu of a portion of her cash compensation for the fourth quarter of 2013).

(8)	Messrs. Edens and Nardone, as affiliated directors, did not receive compensation from us for service as members of the Board of Directors. Immediately following the completion of the sale by affiliates of certain funds managed by affiliates of Fortress Investment Group LLC (the “Fortress Stockholders”) of all of the shares of common stock held by them on June 2, 2014, Messrs. Edens and Nardone, each a designee of the Fortress Stockholders to our Board of Directors, resigned as directors in accordance with the letter agreement entered into by the Company and the Fortress Stockholders on February 20, 2014.

Meetings of the Board of Directors

The Board of Directors met 15 times in 2013. Each of our directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he or she served during 2013.

Executive sessions of “non-management” directors, as defined under the rules of the NYSE, are required to be held regularly. Any non-management director can request that additional executive sessions be scheduled. Effective June 29, 2012, Mr. Leeds was elected to serve as Non-Executive Chairman of the Board. In that capacity, Mr. Leeds presides over executive sessions of our non-management directors. Prior to his election, the non-management directors designated a director to preside at each executive session at the beginning of each session.

Brookdale does not require directors to attend the annual stockholders’ meetings, although they are invited and encouraged to attend. All of the then-incumbent members of the Board of Directors attended the 2013 annual meeting of stockholders.

Committees of the Board of Directors

Brookdale has established four separate standing committees of its Board of Directors: the Audit Committee, the Compensation Committee, the Investment Committee and the Nominating and Corporate Governance Committee.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee’s functions include:

•	reviewing the audit plans and findings of the independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracking management’s corrective action plans where necessary;

•	reviewing our financial statements (and related regulatory filings), including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

•	reviewing our risk and control issues, compliance programs and significant tax and legal matters;

•	having the sole discretion to appoint annually the independent registered public accounting firm and evaluating its independence and performance, as well as to set clear hiring policies for the Company’s hiring of employees or former employees of the independent registered public accounting firm; and

•	reviewing our risk management processes.

The Audit Committee is currently chaired by Mr. Seward and also consists of Ms. Clegg and Mr. Leeds. All three current members are “independent” directors as defined under NYSE rules and under section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that each of the current members of the Audit Committee is an “audit committee financial expert” as defined by the rules of the SEC. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies. In 2013, the Audit Committee held five meetings. The report of the Audit Committee is included on page 44.

The Board of Directors has adopted a written charter for the Audit Committee and a current copy of this charter is available on our website, located at www.brookdale.com.

Compensation Committee

The Compensation Committee’s functions include:

•	reviewing and approving the restricted stock and other equity-related grants for our directors, officers, key employees and consultants;

•	reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s and other executive officers’ compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives, and determining the Chief Executive Officer’s and other executive officers’ compensation based on that evaluation;

•	recommending to the Board of Directors the compensation of our non-employee directors; and

•	overseeing our compensation and employee benefit and incentive compensation plans and administering our Omnibus Stock Incentive Plan and Associate Stock Purchase Plan.

The Compensation Committee is currently chaired by Mr. Bumstead and also consists of Ms. Clegg and Dr. Waxman. All three current members are “independent” directors as defined under the NYSE rules. In 2013, the Compensation Committee held nine meetings. The report of the Compensation Committee is included on page 39.

The Board of Directors has adopted a written charter for the Compensation Committee and a current copy of this charter is available on our website, located at www.brookdale.com.

Investment Committee

The Investment Committee reviews and approves (or recommends that the Board approve, as applicable) certain investments and proposed transactions on behalf of the Board of Directors and performs such other responsibilities as may be delegated to it by the Board of Directors from time to time. The Investment Committee is currently chaired by Mr. Schulte and also consists of Messrs. Bumstead and Leeds. The Investment Committee held two meetings during 2013.

The Board of Directors has adopted a written charter for the Investment Committee and a current copy of this charter is available on our website, located at www.brookdale.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s functions include:

•	reviewing the performance of the Board of Directors and incumbent directors and making recommendations to the Board of Directors regarding the selection of candidates, qualification and competency requirements for service on the Board of Directors and the suitability of proposed nominees as directors;

•	advising the Board of Directors with respect to the corporate governance principles applicable to Brookdale; and

•	overseeing the evaluation of the Board of Directors and Brookdale’s management.

The Nominating and Corporate Governance Committee is currently chaired by Ms. Clegg and also consists of Mr. Leeds and Dr. Waxman. All three current members are “independent” directors as defined under the NYSE rules. In 2013, the Nominating and Corporate Governance Committee held five meetings.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee and a current copy of this charter is available on our website, located at www.brookdale.com.

The Nominating and Corporate Governance Committee works with the Board of Directors to determine the appropriate and necessary characteristics, skills and experience of the Board of Directors, both as a whole and with respect to its individual members. The committee evaluates biographical and background information relating to potential candidates and interviews candidates selected by members of the committee and by the Board of Directors in making its decisions as to prospective candidates to the Board of Directors. While the committee does not specifically set forth any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, understanding of Brookdale’s business, professional and personal ethics, and educational and professional background. The committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of Brookdale’s business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. We have not paid any third party a fee to assist in the process of identifying or evaluating candidates; however the Nominating and Corporate Governance Committee may elect in the future to engage firms that specialize in identifying director candidates.

In addition, our Corporate Governance Guidelines currently provide that the Nominating and Corporate Governance Committee also may seek to have the Board represent a diversity of backgrounds, experience, gender and race. While the Nominating and Corporate Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is one of the factors that the Committee considers in identifying director nominees. To that end, the Committee’s charter currently provides that, among the qualifications considered in the selection of candidates, the Committee shall look at the following attributes and criteria of candidates: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. The Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Committee considers diversity in its selection of nominees, utilizing a broad meaning to include not only factors such as race and gender, but also background, experience, skills, accomplishments, financial expertise, professional interests, personal qualities and other traits desirable in achieving an appropriate group of qualified individuals.

Each of the nominees for election as director at the Annual Meeting as described in this proxy statement, Messrs. Bumstead and Smith, are presently directors of Brookdale and thus are standing for re-election at the Annual Meeting. The Nominating and Corporate Governance Committee unanimously recommended that the Board of Directors nominate each of the nominees for re-election at the Annual Meeting.

While the Nominating and Corporate Governance Committee’s charter and our corporate governance guidelines provide that the committee may, if it deems appropriate, establish procedures to be followed by stockholders in submitting recommendations for director candidates, the Nominating and Corporate Governance Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because procedures are set forth in our Amended and Restated Bylaws which permit stockholders to submit recommendations for director candidates. The Board of Directors believes that it is appropriate for Brookdale not to have a specific policy since stockholders are always free to submit recommendations for director candidates, simply by following the procedures set forth in the Amended and Restated Bylaws, as described below.

A stockholder wishing to make a nomination for a board candidate must give timely notice of the nomination in proper written form to our Secretary. To be timely, the notice must be delivered to or mailed and received at the principal executive offices of Brookdale (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, the notice by the stockholder, in order to be timely, must be received not later than the close of business on the tenth day following the day on which the notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

The notice must set forth, as to each person whom the stockholder proposes to nominate for election as a director, the person’s name, age, business and residence address, the person’s principal occupation or employment, and the class or series and number of shares of capital stock of Brookdale that are owned beneficially or of record by the person. The notice must also set forth the name and record address of the stockholder, the class or series and number of shares of capital stock of Brookdale that the stockholder beneficially owns or owns of record, a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. In addition, the notice must also include any other information relating to the stockholder or to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and must also be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

If the Chairman of the Board of Directors determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

A person must own shares of Brookdale stock on the date that he or she sends the notice to Brookdale under the procedures above for the nomination to be valid under the Amended and Restated Bylaws. Stockholders should submit the notice described above to “Brookdale Senior Living Inc. Nominating and Corporate Governance Committee” c/o General Counsel, Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027. Provided that the required biographical and background material described above is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors.

Corporate Governance

The role of our Board of Directors is to ensure that Brookdale is managed for the long-term benefit of our stockholders. To fulfill this role, the Board of Directors has adopted corporate governance principles designed to assure compliance with all applicable corporate governance standards. In addition, the Board of Directors is informed regarding Brookdale’s activities and periodically reviews, and advises management with respect to, Brookdale’s annual operating plans and strategic initiatives.

The Board of Directors has adopted Corporate Governance Guidelines. The Board of Directors has also adopted a Code of Business Conduct and Ethics and a Code of Ethics for Chief Executive and Senior Financial Officers to help ensure that Brookdale abides by applicable corporate governance standards. These guidelines and codes are available on the “Investor Relations” section of our website, www.brookdale.com. Any amendment to, or waiver from, a provision of such codes of ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions, or to any executive officer or director, will be posted on our website.

Board Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the positions of Chairman of the Board and Chief Executive Officer and provide that the Board is free to choose its Chairman in any way that it deems best for the Company at any given time. However, since the date of our formation, the Board has separated the positions of Chairman and Chief Executive Officer in the belief that this structure improves management’s accountability to the Board. Mr. Leeds currently serves as Non-Executive Chairman of the Board and Mr. Smith serves as Chief Executive Officer and Director. Mr. Sheriff served as Chief Executive Officer until February 20, 2013 and, as described above, will not be standing for re-election to the Board at the 2014 Annual Meeting of Stockholders.

Risk Oversight

The business of the Company is managed with the oversight of the Board. As contemplated by the NYSE listing standards and as reflected in the charter of the Audit Committee, the Board has delegated to the Audit Committee the responsibility to discuss guidelines and policies governing the process by which our senior management and the relevant departments of the Company (including our Internal Audit Department) assess and manage our exposure to risk. To that end, the Audit Committee regularly reviews our processes for risk assessment and risk management, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition, our Board of Directors regularly receives reports from management regarding our risk exposures and monitors our risk management activities.

Communications from Stockholders

The Board of Directors has in place a process for security holders to send communications to the Board of Directors. Specifically, the Board of Directors will review and give appropriate attention to written communications submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as otherwise contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will, with the assistance of Brookdale’s General Counsel, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will generally be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to consider.

Stockholders and other interested parties who wish to send communications on any topic to the Board of Directors should address such communications to Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027. Stockholders who wish to contact any other non-management director, including the Non-Executive Chairman of the Board or the non-management directors as a group, should address such communications to the non-

management director (or group of directors) they wish to contact (or if any, to “Any Non-Management Director”), c/o General Counsel, Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027.

Executive Officers

The following table sets forth certain information concerning our executive officers as of June 5, 2014:

Name	Age	Position
T. Andrew Smith	54	Chief Executive Officer and Director
Mark W. Ohlendorf	54	President and Chief Financial Officer
Gregory B. Richard	60	Executive Vice President and Chief Operating Officer
Bryan D. Richardson	55	Executive Vice President and Chief Administrative Officer
Glenn O. Maul	59	Executive Vice President and Chief People Officer
Tricia A. Conahan	56	Executive Vice President and Chief Marketing Officer
Kristin A. Ferge	40	Executive Vice President and Treasurer
George T. Hicks	56	Executive Vice President—Finance
H. Todd Kaestner	58	Executive Vice President—Corporate Development
Edward A. Fenoglio, Jr.	44	Division President
Mary Sue Patchett	51	Division President
Kari L. Schmidt	47	Division President

Mark W. Ohlendorf has served as our President since June 2013 and as our Chief Financial Officer since March 2007. He previously served as our Co-President from August 2005 until June 2013. Mr. Ohlendorf previously served as Chief Executive Officer and President of Alterra from December 2003 until August 2005. From January 2003 through December 2003, Mr. Ohlendorf served as Chief Financial Officer and President of Alterra, and from 1999 through 2002 he served as Senior Vice President and Chief Financial Officer of Alterra. Mr. Ohlendorf has over 30 years of experience in the health care and long-term care industries, having held leadership positions with such companies as Sterling House Corporation, Vitas Healthcare Corporation and Horizon/CMS Healthcare Corporation. He is a past chairman of the board of directors of the Assisted Living Federation of America.

Gregory B. Richard has served as our Executive Vice President and Chief Operating Officer since June 2013. He previously served as our Executive Vice President—Field Operations from January 2008 until June 2013 and as our Executive Vice President—Operations from July 2006 through December 2007. Previously, Mr. Richard served as Executive Vice President and Chief Operating Officer of ARC since January 2003 and previously served as its Executive Vice President—Community Operations since January 2000. Mr. Richard was formerly with a pediatric practice management company from May 1997 to May 1999, serving as President and Chief Executive Officer from October 1997 to May 1999. Prior to this, Mr. Richard was with Rehability Corporation, a publicly traded outpatient physical rehabilitation service provider, from July 1986 to October 1996, serving as Senior Vice President of Operations and Chief Operating Officer from September 1992 to October 1996.

Bryan D. Richardson became our Executive Vice President in July 2006 and our Chief Administrative Officer in January 2008. Mr. Richardson also served as our Chief Accounting Officer from September 2006 through April 2008. Previously, Mr. Richardson served as Executive Vice President—Finance and Chief Financial Officer of ARC since April 2003 and previously served as its Senior Vice President—Finance since April 2000. Mr. Richardson was formerly with a national graphic arts company from 1984 to 1999 serving in various capacities, including Senior Vice President of Finance of a digital prepress division from May 1994 to October 1999, and Senior Vice President of Finance and Chief Financial Officer from 1989 to 1994. Mr. Richardson was previously with the national public accounting firm PricewaterhouseCoopers.

Glenn O. Maul became our Executive Vice President and Chief People Officer in March 2013. Previously, Mr. Maul served as Senior Vice President—Human Resources since joining Brookdale in April 2006. Prior to joining Brookdale, he served as Vice President—Human Resources for Sunrise Senior Living. While Mr. Maul

has spent most of his career focusing on human resources, his early career included roles in finance and operations. Mr. Maul is certified as a Senior Professional in Human Resources (SPHR).

Tricia A. Conahan became our Executive Vice President and Chief Marketing Officer in April 2014. Previously, she served as Chief Marketing & Sales Officer for Grant Thornton, LLP, a global accounting/consulting firm, from 2010 until March 2014. Ms. Conahan also served as Managing Director of Fernwood Holdings, LLC, a multi-family residential business, from 2009 until 2012. She served as Senior Vice President, Brand & Customer Acquisition for JPMorgan Chase from 2008 through 2009 and as Head of Brand Marketing at ING Americas from 2001 through 2008. From 1999 through 2001, Ms. Conahan served as Chief Marketing Officer for RealEstate.com. Ms. Conahan has also held marketing leadership positions at McGraw-Hill Inc., Time Warner and Times Mirror Magazines.

Kristin A. Ferge became our Executive Vice President and Treasurer in August 2005. Ms. Ferge also served as our Chief Administrative Officer from March 2007 through December 2007. She previously served as Vice President, Chief Financial Officer and Treasurer of Alterra from December 2003 until August 2005. From April 2000 through December 2003, Ms. Ferge served as Alterra’s Vice President of Finance and Treasurer. Prior to joining Alterra, she worked in the audit division of KPMG LLP. Ms. Ferge is a certified public accountant.

George T. Hicks became our Executive Vice President—Finance in July 2006. Previously, Mr. Hicks served as Executive Vice President—Finance and Internal Audit, Secretary and Treasurer of ARC since September 1993. Mr. Hicks had served in various capacities for ARC’s predecessors since 1985, including Chief Financial Officer from September 1993 to April 2003 and Vice President—Finance and Treasurer from November 1989 to September 1993.

H. Todd Kaestner became our Executive Vice President—Corporate Development in July 2006. Previously, Mr. Kaestner served as Executive Vice President—Corporate Development of ARC since September 1993. Mr. Kaestner served in various capacities for ARC’s predecessors since 1985, including Vice President—Development from 1988 to 1993 and Chief Financial Officer from 1985 to 1988.

Edward A. Fenoglio, Jr. became our Division President in February 2013. Mr. Fenoglio previously served as Divisional Vice President since February 2008 and as Regional Vice President of Operations from July 2006 until February 2008. Previously, he served as Regional Vice President of Operations for ARC since 2003. Prior to that, Mr. Fenoglio served in various other capacities for ARC since joining ARC in 1997. Mr. Fenoglio is a Licensed Nursing Facility Administrator.

Mary Sue Patchett became our Division President in February 2013. Previously, Ms. Patchett served as Divisional Vice President since joining Brookdale in September 2011 in connection with the Horizon Bay acquisition. Ms. Patchett has over 30 years of senior care and housing experience serving in leadership roles. Previously, Ms. Patchett served as Chief Operating Officer of Horizon Bay from January 2011 through August 2011 and as Senior Vice President of Operations from March 2008 through December 2011. Prior to joining Horizon Bay, she was President and owner of Patchett & Associates, Inc., a management consulting firm for senior housing and other healthcare companies, from 2005 until March 2008. Ms. Patchett had previously served as Divisional Vice President for Alterra for over six years. Ms. Patchett has served on numerous industry boards and currently is serving as Chair for Florida Assisted Living Federation of America.

Kari L. Schmidt became our Division President in February 2013. Previously, Ms. Schmidt served as Divisional Vice President since February 2008 and as Regional Vice President of Operations of Brookdale or its predecessors from June 1998 until February 2008. Prior to joining Brookdale, Ms. Schmidt served as Regional Director of Operations for Eby Development and Management from 1996 to 1998, where she was responsible for expanding their assisted living and memory care products into new markets.

See “—Information Concerning Directors and Director Nominees” for biographical information for Mr. Smith.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Compensation Committee (the “Committee”) administers the Company’s executive compensation program. In this regard, the role of the Committee is to oversee our compensation plans and policies, administer our Omnibus Stock Incentive Plan and Associate Stock Purchase Plan, review and approve corporate goals and objectives relevant to our Chief Executive Officer’s and other executive officers’ compensation, perform an annual evaluation of the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives, perform an annual review of executive compensation plans, and annually review and approve all decisions regarding the compensation of executive officers. In addition, the Committee is responsible for annually evaluating the appropriate level of compensation for non-employee directors. The Committee’s charter reflects these responsibilities and provides that the Committee and the Board of Directors will periodically review and, if appropriate, revise the charter. The Committee’s membership is determined by the Board of Directors and is composed entirely of independent directors. The Committee meets at scheduled times during the year and also takes action by written consent. The Committee Chairman reports on Committee actions and recommendations to the Board of Directors. In addition, the Committee has the authority to engage the services of outside advisers, experts and others to assist it and to delegate authority to subcommittees as it deems appropriate.

Certain of our executive officers, including our Chief Executive Officer, participate in Committee meetings (excluding executive sessions of the Committee) and assist the Committee in fulfilling its responsibilities regarding executive and director compensation. In that regard, our executive officers may provide information to the Committee and make recommendations to the Committee regarding compensation programs and levels (including recommendations regarding proposed equity grants). Our Chief Executive Officer typically recommends to the Committee any changes in the compensation of our other executive officers. Nevertheless, the Committee retains the ultimate authority and responsibility for determining the form and amount of executive compensation. The Committee recommends to the full Board of Directors the form and amount of director compensation.

Appointment of T. Andrew Smith as Our Chief Executive Officer

In August 2012, W.E. Sheriff announced his intent to retire as Chief Executive Officer once a successor was named and the transition process was complete. During late 2012 and early 2013, the Committee engaged Chernoff Diamond & Co. LLC, a third-party compensation consultant (“Chernoff”), to review the compensation of chief executive officers at comparable companies and to assist the Committee in the development of a compensation package for the candidate ultimately chosen by the Board of Directors to serve as the Company’s Chief Executive Officer. Chernoff utilized data from the following peer group companies in preparing its report and recommendations: Emeritus Corporation, National HealthCare Corporation, Kindred Healthcare, Inc., The Ensign Group, Inc., Capital Senior Living Corporation, Skilled Healthcare Group, Inc., Five Star Quality Care, Inc., Wyndham Worldwide Corporation, Universal Health Services, Inc., Mednax, Inc., Tenet Healthcare Corporation, Community Health Systems, Inc., Omega Healthcare Investors, Inc., Centene Corporation, Healthcare Realty Trust Incorporated, HealthSouth Corporation, Health Management Associates, Inc., LaSalle Hotel Properties, LifePoint Hospitals, Inc., DiamondRock Hospitality Company, Select Medical Holdings Corporation, Magellan Health Services, Inc., Chemed Corporation, Vanguard Health Systems, Inc., Sunrise Senior Living, Inc., Sun Healthcare Group and Assisted Living Concepts, Inc.

The Committee took this information into account in determining the compensation package that was ultimately provided to T. Andrew Smith upon his appointment as Chief Executive Officer, but did not use the information to benchmark any elements of his compensation. Chernoff reported directly to the Committee and did not provide any other services to the Company.

Our Named Executive Officers

We refer to the following individuals as our “named executive officers”:

•	Mr. Smith, our Chief Executive Officer and Director;

•	Mr. Sheriff, our former Chief Executive Officer;

•	Mark W. Ohlendorf, our President and Chief Financial Officer;

•	Gregory B. Richard, our Executive Vice President and Chief Operating Officer;

•	Bryan D. Richardson, our Executive Vice President and Chief Administrative Officer; and

•	Glenn O. Maul, our Executive Vice President and Chief People Officer.

Mr. Smith served as our Executive Vice President, General Counsel and Secretary until February 20, 2013, when he became Chief Executive Officer upon Mr. Sheriff’s retirement. Mr. Smith was appointed to our Board of Directors on June 3, 2014.

Executive Officer Compensation Philosophy

Because we believe that our executive officers are vital to our long-term success, we strive to ensure that our executive officer compensation programs are effective in rewarding performance, retaining key executives responsible for the success of the Company and, when applicable, attracting new executives. To accomplish these objectives, the Company intends to provide compensation that is:

•	Competitive Externally,

•	Fair Internally, and

•	Based upon Performance.

We have structured our executive compensation programs so that each executive receives a base salary, short-term cash incentive compensation and long-term incentive compensation. We believe that an executive’s total annual cash compensation should vary with the Company’s and the individual’s performance in achieving financial and non-financial objectives, and that any long-term incentive compensation that is awarded should be closely aligned with our stockholders’ interests. Thus, long-term incentive compensation should be generally comprised of equity-based awards, the value of which cannot be realized immediately and depends upon the long-term performance of the Company.

At the Company’s annual meeting of stockholders held in 2013, more than 95% of the votes cast supported the non-binding, advisory vote to approve the compensation of Brookdale’s named executive officers (referred to as the “say-on-pay” vote). The Committee believes this overwhelmingly positive result affirms our stockholders’ support of the Company’s approach to its executive compensation program and provides assurance that the program is reasonable and well-aligned with stockholder expectations. Given the high level of approval for the say-on-pay vote from our stockholders, the Committee did not change its approach to the Company’s executive compensation program. The Committee values the opinions expressed by stockholders in the annual say-on-pay vote and will consider the outcome of such votes when making future compensation decisions for the Company’s named executive officers.

2013 Named Executive Officer Compensation

During late 2010, the Committee engaged Chernoff to conduct a thorough review of our executive officer compensation program, in order to assist the Committee in establishing the Company’s 2011 executive officer compensation program. The Committee may elect in the future to expand the scope of the engagement of its independent compensation consultants or to retain other compensation consultants (as it did in late 2013, as described below) if it determines that doing so would assist it in implementing and maintaining compensation plans and programs.

In conducting its review, Chernoff completed a market study of the levels, structure and mix of the various elements of compensation provided to executives in similarly-titled roles at comparable companies. Chernoff utilized data from the following peer group companies in preparing its report and recommendations: Amedisys, Inc., Assisted Living Concepts, Centene Corporation, Chemed Corporation, Diamondrock Hospitality, Emeritus Corporation, The Ensign Group, Five Star Quality Care, Inc., Gentiva Health Services, Inc., Health Care REIT, Inc., Health Management Assoc., HealthSouth Corporation, Kindred Healthcare, Inc., LifePoint Hospitals, Inc., Lincare Holdings, Inc., Magellan Health Services, Mednax, Inc., National HealthCare Corporation, Nationwide Health Properties, Inc., Psychiatric Solutions, Inc., RehabCare Group, Inc., Sun Healthcare Group, Inc., Sunrise Senior Living, Inc., Ventas, Inc. and Wyndham Worldwide. Although the Committee did not utilize the information from Chernoff’s report to benchmark formally any elements or levels of our named executive officers’ compensation, it did generally compare the levels of total compensation and individual elements of compensation provided to the Company’s executive officers to the median and 75th percentile levels of compensation provided to executives in similarly-titled roles at the peer companies. Following completion of Chernoff’s executive compensation review, the Committee indicated that, while it did not want to formally benchmark its target market position to any particular quartile or percentile, the Committee’s objective should generally be to target executive compensation in the 50th to 75th percentile, particularly in light of the complexity of the organization and the size of the Company relative to the peer group. As a result of the Committee’s review of Chernoff’s report, its discussions with management and its own deliberations, the Committee determined to modify certain elements of the 2011 compensation program for our named executive officers from the program that was in effect during 2010.

For 2013, the Committee generally did not make any changes to our compensation program for our named executive officers from that in place in 2011 or 2012, but it did provide compensation increases and additional grants of equity awards to certain of our named executive officers in connection with 2013 promotions, and provided additional cost of living base salary increases to certain other named executive officers, each as described below.

For 2013, the total annual compensation for the Company’s named executive officers consisted of base salary, an annual performance-based cash incentive opportunity based on Company and (for each named executive officer other than Mr. Sheriff) individual performance objectives and long-term incentive compensation in the form of time-based and performance-based restricted stock awards, as described below:

•	Base Salary

The Committee believes that, in order to attract and retain our key executives, it is appropriate to provide a base salary that is both competitive externally and fair internally. Once base salary is fixed, it does not generally depend on the Company’s performance; however, subject to any applicable employment agreement provisions, it remains adjustable, based on individual performance.

•	Annual Cash Incentive Opportunity

The purpose of annual performance-based compensation is to motivate and reward executives for their contributions to the Company’s performance for the applicable year by providing them with the opportunity to receive an annual cash bonus based on the achievement of performance objectives. For 2013, each named executive officer had the opportunity to receive an annual cash bonus dependent on the level of achievement of performance goals based on the Company’s Cash From Facility Operations (“CFFO”) per share and, for each named executive officer other than Mr. Maul, year-over-year same community senior housing net operating income (“NOI”) growth. In addition, for each of the named executive officers other than Mr. Sheriff, a portion of the annual cash incentive bonus opportunity was dependent on the level of achievement of individual performance objectives.

•	Long-Term Incentive Compensation

The purpose of long-term incentive compensation is to align an executive’s long-term goals with those of our stockholders. For 2013, the Committee used time-based and performance-based restricted stock as the forms of long-term incentive compensation awarded to our executives. The Committee believes that the use of restricted stock is particularly helpful in the retention of key executives and appropriately aligns the interests of our executives with the interests of our stockholders. We have never granted stock options to our employees or executives. Additionally, as a retention tool, restricted stock retains some value to the employee irrespective of any movement in stock price. This encourages employees to remain with the Company during the restricted period and to continue to work to achieve the Company’s long-term goals for growth and profitability.

2013 Base Salaries

The annual base salaries for our named executive officers for fiscal 2013 are set forth below:

Name	2012 Annual Base Salary	2013 Annual Base Salary
T. Andrew Smith	$480,000	$825,000
W.E. Sheriff	$600,000	$600,000
Mark W. Ohlendorf	$480,000	$490,000
Gregory B. Richard	$350,000	$450,000
Bryan D. Richardson	$350,000	$360,000
Glenn O. Maul	$210,000	$250,000

Mr. Sheriff only received base salary through his retirement, which was effective as of February 20, 2013, and thereafter received a consulting fee, as described below in “—Employment Agreements with Named Executive Officers—Employment Agreement and Related Arrangements with W.E. Sheriff.” As noted below, Mr. Smith’s base salary was increased to $825,000 in connection with his appointment as Chief Executive Officer effective February 20, 2013. The Committee increased Mr. Richard’s base salary to $360,000 effective January 1, 2013 and then further increased his base salary to $450,000 in connection with his appointment as Chief Operating Officer effective June 16, 2013.

2013 Annual Cash Incentive Opportunity

As noted above, each named executive officer was eligible to receive a cash bonus opportunity for 2013 based on Company, and for each named executive officer other than Mr. Sheriff, individual performance. The 2013 target bonus amounts that each of our named executive officers were eligible to receive were calculated as follows:

•	Mr. Smith was eligible to receive an amount equal to 125% of the base salary that was paid to him in 2013;

•	Mr. Sheriff was eligible to receive an amount equal to 100% of his annual base salary, pro-rated to reflect the duration of his service as Chief Executive Officer through his retirement, which was effective as of February 20, 2013;

•	Mr. Richard was eligible to receive an amount equal to 100% of his annual base salary for his service as Executive Vice President—Field Operations through his appointment as Chief Operating Officer effective as June 16, 2013 and an amount equal to 100% of his annual base salary for his service as Chief Operating Officer for the remainder of the year;

•	Messrs. Ohlendorf and Richardson were eligible to receive amounts equal to 100% of their respective annual base salaries; and

•	Mr. Maul was eligible to receive an amount equal to 80% of his annual base salary.

The actual 2013 target bonus amounts for the named executive officers are set forth below:

Name	2013 Target CFFO Bonus Opportunity	2013 Target Same Community NOI Growth Bonus Opportunity	2013 Target Individual Objectives Bonus Opportunity	Total 2013 Target Bonus Opportunity
T. Andrew Smith	$619,641	$95,329	$238,324	$953,294
W.E. Sheriff	$97,615	$10,846	—	$108,461
Mark W. Ohlendorf	$278,000	$49,000	$163,000	$490,000
Gregory B. Richard	$224,765	$40,458	$139,354	$404,577
Bryan D. Richardson	$200,000	$36,000	$124,000	$360,000
Glenn O. Maul	$140,000	—	$60,000	$200,000

The Company performance portions of the cash bonus opportunity were to be paid dependent on the level of achievement of performance goals developed by management and approved by the Committee based on the Company’s budgeted CFFO per share for 2013 and (other than for Mr. Maul) year-over-year same community senior housing NOI growth.

During 2013, Mr. Maul participated in the bonus program applicable to most of the Company’s other Executive Vice Presidents and members of management (rather than the program applicable to the other members of the Company’s senior management executive committee). Mr. Maul’s target bonus opportunity was 80% of his annual earnings attributable to base salary. Seventy percent (70%) of the target bonus opportunity was based on the Company’s CFFO per share for 2013. The remaining 30% of Mr. Maul’s target bonus opportunity (which, if earned, would be paid irrespective of the Company’s CFFO results) was based on the achievement of individual objectives.

The targeted level of CFFO performance under the bonus programs was CFFO per share of $2.45 for fiscal 2013, which was consistent with the Company’s internal business plan. Achievement of the targeted level of performance would have required significant growth in CFFO per share over the Company’s actual 2012 CFFO results and management therefore viewed the performance targets to be challenging. For purposes of our 2013 bonus programs, the CFFO per share performance targets were defined as the Company’s publicly-reported CFFO per share (as adjusted for integration, transaction-related and electronic medical records (“EMR”) roll-out costs).

Achievement of the minimum threshold level of CFFO performance under our 2013 bonus programs would have resulted in 20% of this portion of the award being funded. Achievement of the targeted level of CFFO performance would have resulted in 100% of this portion of the award being funded. Achievement in excess of the targeted level of performance would have resulted in a payout in excess of 100% of the target bonus opportunity. In order to ensure that amounts paid under the program could qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code, the maximum award that any named executive officer could receive with respect to 2013 performance under the 2013 annual cash incentive bonus program was $2,000,000.

The actual percentage of the CFFO bonus opportunity set forth above that each named executive officer would have been eligible to receive was determined as follows:

CFFO per Share Targets	Percentage of Target CFFO Bonus Opportunity Awarded
$2.85	200%
$2.65	150%
$2.61	140%
$2.57	130%
$2.53	120%
$2.49	110%
$2.45	100%
$2.39	90%
$2.33	80%
$2.27	60%
$2.21	40%
$2.15	20%
Below $2.15	0%

Bonus opportunity percentages were to be pro-rated between the steps set forth above.

The targeted level of same community senior housing NOI growth was year-over-year growth of 7.50% for 2013. For purposes of our 2013 bonus programs, the actual level of NOI growth was to be measured using a specified subset of the Company’s communities (which was intended to exclude the effect of recent acquisitions and dispositions or other EBITDA-enhancing reinvestments in our communities). Achievement of the minimum threshold level of same community NOI growth performance would have resulted in 20% of this portion of the award being funded. Achievement of the targeted level of performance would have resulted in 100% of this portion of the award being funded. Achievement in excess of the targeted level of performance would have resulted in a payout in excess of 100% of the target bonus opportunity. As noted above, the maximum award that any named executive officer could receive with respect to 2013 performance under the 2013 annual cash incentive bonus program was $2,000,000.

The actual percentage of the same community senior housing NOI growth bonus opportunity set forth above that each named executive officer (other than Mr. Maul) would have been eligible to receive was determined as follows:

Same Community NOI Growth Targets	Percentage of Target Same Community NOI Growth Opportunity Awarded
8.50%	150%
8.30%	140%
8.10%	130%
7.90%	120%
7.70%	110%
7.50%	100%
6.75%	90%
6.00%	80%
5.00%	50%
4.00%	20%
Below 4.00%	0%

Bonus opportunity percentages were to be pro-rated between the steps set forth above.

The individual objectives bonus opportunity was to be payable following the end of the fiscal year, dependent on the level of achievement of certain objectives established for each applicable individual for 2013. The objectives for each named executive officer other than Mr. Smith were established by Mr. Smith, the Company’s Chief Executive Officer, and approved by the Committee at the beginning of the performance period. Mr. Smith’s objectives were approved by the Board of Directors at the beginning of the performance period. The individual objectives contained both subjective and objective elements and, therefore, the determination of the level of achievement of the goals was, in part, subjective. These individual objectives were intended to create near-term focus by each applicable executive on key strategic initiatives supporting the Company’s business plan. It was intended that the objectives would be reasonably achievable, but they would require significant additional efforts on behalf of each of the executives, and the individual objectives bonuses were therefore at risk. The level of achievement of the individual objectives for each named executive officer other than Mr. Smith was to be determined by the Committee promptly following the end of the fiscal year upon the recommendation of Mr. Smith. The level of achievement of Mr. Smith’s individual objectives was to be determined by the Board of Directors. Achievement of the targeted level of performance would have resulted in 100% of the award being funded, which represented the maximum individual objectives bonus opportunity for each applicable executive.

For 2013, Mr. Smith’s objectives related to the exploration, negotiation and, if feasible and appropriate, completion of various acquisitions, financing and other transactions, the implementation of organizational goals relating to the Company’s senior management team and support office structure, the achievement of operational goals relating to the Company’s performance monitoring and planning processes and human capital management strategy and the attainment of various corporate marketing and sales goals. Each of these objectives was chosen based on Mr. Smith’s oversight role as the Chief Executive Officer of the Company.

For 2013, Mr. Ohlendorf’s objectives related to the analysis and exploration of various financing and other transactions, the implementation of various strategic systems initiatives, the achievement of service alignment targets relating to risk management, resident satisfaction and labor scheduling efficiency, and the development and implementation of various reporting, branding and investor relations goals. Each of these objectives was chosen based on Mr. Ohlendorf’s role as the Company’s principal financial and accounting officer (including his role in oversight of the Company’s information technology team and investor relations activities).

For 2013, Mr. Richard’s objectives related to the achievement of service alignment targets relating to risk management, resident satisfaction and labor scheduling efficiency, the establishment of standards for community activities and resident programs, an increase in the year-over-year skilled nursing facility census and the achievement of net operating income goals and various other operational goals. Each of these objectives was chosen based on Mr. Richard’s role in oversight of the Company’s field operations (including his role in oversight of the Company’s ISC and clinical teams) and subsequent appointment as the Company’s Chief Operating Officer.

For 2013, Mr. Richardson’s objectives related to the analysis and exploration of various financing and other transactions, the achievement of service alignment targets relating to risk management, resident satisfaction and labor scheduling efficiency, the implementation of various strategic systems initiatives, the development of an approved monthly and divisional reporting process, the implementation of an updated employee medical plan and the attainment of certain Program Max goals. Each of these objectives was chosen based on Mr. Richardson’s role in oversight of the Company’s administrative operations.

For 2013, Mr. Maul’s objectives related to the implementation of an updated employee medical plan, the development of a multi-year human capital management strategy, the development and implementation of a refined compensation administration program and the completion and implementation of a disaster recovery and business continuity program. Each of these objectives was chosen based on Mr. Maul’s role in oversight of the Company’s human resources functions.

2013 Annual Cash Incentive Results

The Company achieved CFFO per share of $2.50 for 2013 (as shown in the calculation below and as adjusted for integration, transaction-related and EMR roll-out costs). Accordingly, the Committee determined that each of the named executive officers was eligible for a bonus payment based on the Company’s CFFO performance, as the Company had achieved in excess of the targeted level of performance. Based on the Company’s actual results, the Committee determined that each named executive officer would receive 112.5% of his target CFFO bonus opportunity.

The table below shows the reconciliation of net cash provided by operating activities to CFFO for the year ended December 31, 2013 and each of the quarters therein. CFFO is a measurement of liquidity that is not calculated in accordance with generally accepted accounting principles, or GAAP, and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP. Annual CFFO per share is calculated as the sum of the quarterly amounts for the year. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2013 for additional information regarding how we define and use CFFO and the limitations on the use of this non-GAAP financial measure.

	Three Months Ended				Year Ended December 31, 2013
(in thousands, except per share data)	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
Net cash provided by operating activities	$64,485	$80,343	$104,247	$117,046	$366,121
Changes in operating assets and liabilities	16,446	(707)	(21,464)	(27,473)	(33,198)
Refundable entrance fees received	7,636	11,754	9,875	18,875	48,140
Entrance fee refunds disbursed	(9,320)	(7,456)	(7,728)	(10,821)	(35,325)
Recurring capital expenditures, net	(9,324)	(10,664)	(12,127)	(10,786)	(42,901)
Lease financing debt amortization with fair market value or no purchase options	(3,371)	(3,444)	(3,518)	(3,594)	(13,927)
Distributions from unconsolidated ventures from cumulative share of net earnings	(668)	(773)	(648)	(602)	(2,691)
Cash From Facility Operations from unconsolidated ventures	1,958	2,099	1,922	1,825	7,804

Reported Cash From Facility Operations	$67,842	$71,152	$70,559	$84,470	$294,023
Add: integration, transaction-related and EMR roll-out costs	2,105	3,626	4,661	4,078	14,470

Adjusted Cash From Facility Operations	$69,947	$74,778	$75,220	$88,458	$308,493

Weighted Average Shares	122,823	123,405	124,128	124,308	123,671
CFFO per share	$0.55	$0.58	$0.57	$0.68	$2.38
Add: integration, transaction-related and EMR roll-out costs	0.02	0.03	0.04	0.03	0.12

Adjusted CFFO per share	$0.57	$0.61	$0.61	$0.71	$2.50

The amounts paid to each named executive officer with respect to the 2013 CFFO bonus opportunity are set forth below:

Name	Total CFFO Bonus Payment
T. Andrew Smith	$697,118
W.E. Sheriff	$109,817
Mark W. Ohlendorf	$312,750
Gregory B. Richard	$252,861
Bryan D. Richardson	$225,000
Glenn O. Maul	$156,434

The Company achieved year-over-year same community senior housing NOI growth of 8.35% for 2013. Accordingly, the Committee determined that each of the named executive officers (other than Mr. Maul) was eligible for a bonus payment based on the same community NOI growth performance measure, as the Company had achieved in excess of the threshold level of performance. Based on the Company’s actual results, the Committee determined that each named executive officer would receive 142.3% of his target same community NOI growth bonus opportunity.

The amounts paid to each of Messrs. Smith, Sheriff, Ohlendorf, Richard and Richardson with respect to the 2013 same community NOI growth bonus opportunity are set forth below:

Name	Total Same Community NOI Growth Bonus Payment
T. Andrew Smith	$135,657
W.E. Sheriff	$15,437
Mark W. Ohlendorf	$69,739
Gregory B. Richard	$57,581
Bryan D. Richardson	$51,237

Following conclusion of the 2013 fiscal year, the Board of Directors determined that Mr. Smith had earned 95.0% of his individual objectives bonus opportunity. In addition, based upon Mr. Smith’s recommendation and the Committee’s own evaluation of each named executive officer’s performance against the individual performance objectives that had been previously established, the Committee determined that Messrs. Ohlendorf and Richardson had earned 98.0% of their respective individual objectives bonus opportunities, that Mr. Richard had earned 80.0% of his individual objectives bonus opportunity and that Mr. Maul had earned 96.0% of his individual objectives bonus opportunity.

The amounts paid to each of Messrs. Smith, Ohlendorf, Richard, Richardson and Maul with respect to the 2013 individual objectives bonus opportunity are set forth below:

Name	Total Individual Objectives Bonus Payment
T. Andrew Smith	$226,415
Mark W. Ohlendorf	$159,740
Gregory B. Richard	$111,483
Bryan D. Richardson	$121,520
Glenn O. Maul	$57,210

2013 Long-Term Incentive Awards

The Committee granted the following shares of time-based and performance-based restricted stock to each of the named executive officers (other than Mr. Sheriff) as part of their 2013 annual compensation in 2013:

Name	No. of Time- Based Shares Awarded	No. of Performance- Based Shares Awarded
T. Andrew Smith	55,804	65,104
Mark W. Ohlendorf	17,474	17,473
Gregory B. Richard	13,117	13,116
Bryan D. Richardson	13,117	13,116
Glenn O. Maul	6,531	6,530

The time-based shares listed in the table generally vest ratably in four installments on February 27, 2014, February 27, 2015, February 27, 2016 and February 27, 2017, subject only to an officer’s continued employment.

Seventy-five percent (75%) of the performance-based shares listed in the table will generally vest on February 27, 2016 and the other twenty-five percent (25%) will generally vest on February 27, 2017, in each case subject to an officer’s continued employment and dependent upon the level of achievement of performance goals established for each tranche by the Committee.

The Committee granted an additional 10,429 shares of time-based restricted stock and 10,428 shares of performance-based restricted stock to Mr. Richard in connection with his promotion to Chief Operating Officer in June 2013. The time-based shares will generally vest ratably in four installments on May 20, 2014, May 20, 2015, May 20, 2016 and May 20, 2017, subject in each case to his continued employment. Seventy-five percent (75%) of the performance-based shares will generally vest on May 20, 2016, and the other twenty-five percent (25%) will generally vest on May 20, 2017, in each case subject to his continued employment and dependent upon the level of achievement of performance goals established for each tranche by the Committee.

The Committee also granted an additional 10,000 shares of time-based restricted stock to Mr. Maul in connection with his promotion to Executive Vice President and Chief People Officer in March 2013 and his subsequent relocation to the Nashville, Tennessee area (as described in greater detail below). These shares will generally vest ratably in four installments on November 19, 2014, November 19, 2015, November 19, 2016 and November 19, 2017, in each case subject to his continued employment.

The performance targets for the performance-based shares vesting in 2016 are based on the Company’s three-year compound annual growth rate (“CAGR”) of CFFO per share, with results to be measured based on the Company’s CFFO per share in 2015. For purposes of the calculation, CFFO per share will exclude acquisition, integration and other transaction costs and will also exclude federal income taxes to the extent that the Company becomes a federal income taxpayer in future periods.

The performance targets for the performance-based shares vesting in 2017 are based on the Company’s calendar year 2016 return on investment (ROI) on all Program Max projects approved in 2013 and completed prior to the end of 2014.

With respect to each performance-based tranche, achievement of the threshold level of performance would result in the vesting of 40% of the shares in that performance-based tranche. Achievement of the targeted level of performance would result in the vesting of 100% of the shares in that performance-based tranche. Any performance-based shares which do not vest in either tranche will be forfeited.

Under the terms of the time-based restricted stock awards granted to these officers (other than certain awards granted to Mr. Smith in connection with his appointment as Chief Executive Officer), if an officer’s employment is terminated by the Company without cause, the next tranche of unvested shares will immediately vest. All other time-based shares would be forfeited in such event. Upon the occurrence of a change in control, the next tranche of unvested time-based shares will immediately vest. All other shares would remain outstanding and would vest on the previously established vesting dates (subject only to continued employment). In addition, in the event an executive’s employment is terminated without cause by the Company, or the executive terminates employment for good reason, within 12 months following such change in control, all remaining unvested time-based shares will immediately vest. In the event an executive’s employment terminates by reason of death or disability, the tranche of shares subject to vesting at the next vesting date will remain outstanding until such date, at which time the shares in that tranche will vest.

Under the terms of the performance-based restricted stock awards granted to these officers (other than certain awards granted to Mr. Smith in connection with his appointment as Chief Executive Officer), if an officer’s employment is terminated by the Company without cause or terminates by reason of death or disability, all shares eligible to vest on the next vesting date would remain outstanding until the next vesting date (with all other shares from the performance-based grant being immediately forfeited) and would vest only if and to the extent that the relevant performance targets for such tranche are achieved. If the termination occurs on or prior to February 27, 2015, however, the officer would only be able to achieve vesting of up to 50% of the performance shares (depending on the date of termination and the actual CAGR of CFFO per share during 2013-2014). The actual number of shares that would remain outstanding and be eligible to vest on February 27, 2015 would be determined assuming the performance target for the first tranche of the performance-based restricted shares was based only on the CAGR of CFFO per share during 2013-2014.

Pursuant to the terms of these performance-based restricted stock awards, upon the occurrence of a change in control, all of the shares will automatically convert to time-based vesting. In addition, upon the date of the change in control, the next tranche of these shares would immediately vest. If the change in control occurs after February 27, 2014 but on or prior to February 27, 2015, 50% of these shares would vest. All other shares would remain outstanding and would vest on the previously established vesting dates (subject only to continued employment). In the event an executive’s employment is terminated without cause by the Company, or the executive terminates employment for good reason, within 12 months following such change in control, all remaining unvested shares will immediately vest.

The restricted share agreements associated with the awards granted to these officers contain non-competition, non-solicitation, non-disparagement and confidentiality covenants.

Each of these officers will also be entitled to receive dividends on unvested shares granted to them, to the extent that any such dividends are declared in the future.

For a description of the terms of the time-based restricted stock awards and performance based restricted awards granted to Mr. Smith in connection with his appointment as Chief Executive Officer in February 2013, see the section below entitled “—Employment Agreements with Named Executive Officers—Employment Agreement and Related Arrangements with T. Andrew Smith.”

As discussed in greater detail below, in connection with entering into an amended and restated employment agreement with Mr. Sheriff, the Committee granted Mr. Sheriff 500,000 restricted stock units, or RSUs, in 2009, which became fully vested in February 2013. In granting the award, the Committee indicated that the award was a one-time grant intended to cover multiple years of service and, as such, it was anticipated that Mr. Sheriff would not receive any additional equity awards during the term of his amended employment agreement (although the Committee retained the discretion to make additional awards if the circumstances warrant such awards).

2011 Performance-Based Long-Term Incentive Awards

As previously disclosed, the Committee granted the following shares of performance-based restricted stock to each of the named executive officers (other than Mr. Sheriff) in 2011:

Name	No. of Shares Eligible to Vest in May 2014	No. of Shares Eligible to Vest in May 2015	Total Number of Shares
T. Andrew Smith	25,619	8,540	34,159
Mark W. Ohlendorf	25,619	8,540	34,159
Gregory B. Richard	19,230	6,411	25,641
Bryan D. Richardson	19,230	6,411	25,641
Glenn O. Maul	2,814	939	3,753

Seventy-five percent (75%) of the shares were eligible to vest on May 20, 2014 (“2014 Awards”) and twenty-five percent (25%) are eligible to vest on May 20, 2015 (“2015 Awards”), in each case subject to an officer’s continued employment and dependent upon the level of achievement of performance goals established for each tranche by the Committee.

With respect to each tranche of awards, achievement of the threshold level of performance would result in the vesting of 40% of the shares in that tranche. Achievement of the targeted level of performance would result in the vesting of 100% of the shares in that tranche. Any shares which do not vest in either tranche will be forfeited.

The performance targets for the 2014 Awards were based on the Company’s three year CAGR of CFFO per share, measured based on the Company’s CFFO per share in 2013. For purposes of the calculation, CFFO per share excludes acquisition, integration and other transaction costs and federal income taxes. The 2014 Awards were scheduled to fully vest if the Company achieved CFFO of $2.92 per share for 2013, with a threshold level of performance of $2.48 per share (40% vesting) and with additional incremental levels of performance of $2.62 per share (55% vesting) and $2.76 per share (75% vesting). Based on the Company’s actual 2013 results ($2.50 per share of CFFO), approximately 42.7% of the 2014 Awards vested on May 20, 2014, which represented 10,946 shares for Messrs. Smith and Ohlendorf, 8,216 shares for Messrs. Richard and Richardson and 1,202 shares for Mr. Maul.

The performance targets for the 2015 Awards are based on the Company’s calendar year 2014 return on investment (ROI) on all Program Max projects approved in 2011 and completed prior to the end of 2012.

Under the terms of these awards, if an officer’s employment is terminated by the Company without cause or terminates by reason of death or disability, all shares eligible to vest on the next vesting date would remain outstanding until the next vesting date (with all other shares from the performance-based grant being immediately forfeited) and would vest only if (and to the extent) that the relevant performance targets for such tranche have been achieved.

Pursuant to the terms of these awards, upon the occurrence of a change in control, all of the shares will automatically convert to time-based vesting. In addition, upon the date of the change in control, the next tranche of these shares would immediately vest.

Section 162(m) Limits on Deductibility

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that a company may deduct in any one year with respect to its chief executive officer and each of its next three most highly paid executive officers other than the chief executive officer and chief financial officer. Certain performance-based compensation approved by stockholders is not subject to the compensation deduction limit. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible.

Stock Ownership Guidelines

During 2007, our Board of Directors initially adopted Stock Ownership Guidelines applicable to each of the Company’s officers, including our named executive officers, in an effort to further align the interests of our executives with the interests of our stockholders.

Under the guidelines (as amended to date), each of our current named executive officers is expected to hold at least the number of shares listed below associated with his position with the Company, as set forth below:

Position	Ownership Guideline
Chief Executive Officer	150,000
Chief Financial Officer or Chief Operating Officer	100,000
Chief Administrative Officer	50,000
Executive Vice President	35,000

The expected level of ownership may be met through stock purchased by the officer or his or her spouse in the market (whether held individually or jointly) and/or through stock received upon vesting of equity awards. Unvested equity awards do not count toward satisfaction of the guidelines.

Stock ownership levels were to have been achieved by the later of (i) May 9, 2012 (i.e., five (5) years after the initial adoption of the guidelines) or (ii) the fifth anniversary of such officer’s appointment or promotion. Until the expected ownership level is achieved, each officer is expected to retain at least 50% of Profit Shares obtained through our stock incentive plans. “Profit Shares” are the number of shares obtained from the vesting of restricted stock, less the number of shares an officer sells to pay all applicable income and payroll taxes in connection with such vesting.

As of the date hereof, each of our current named executive officers holds a number of shares in excess of the number required by the guidelines.

Employment Agreements with Named Executive Officers

As described below, we entered into an employment agreement with Mr. Smith in connection with his appointment as Chief Executive Officer in February 2013. We entered into an amended and restated employment agreement with Mr. Sheriff on June 23, 2009 and terminated the existing employment agreements with our other named executive officers (other than Mr. Maul) on August 6, 2010 in connection with entering into letter agreements with such officers.

Employment Agreement and Related Arrangements with T. Andrew Smith

On February 11, 2013, we entered into an employment agreement with Mr. Smith. The employment agreement superseded and replaced the severance pay policy letter agreement, dated as of August 6, 2010, between the Company and Mr. Smith (as described below).

The employment agreement has a three year term, subject to automatic extensions for additional one year periods, unless either Mr. Smith or the Company gives written notice to the other no less than 90 days prior to the expiration of the term that the term will not be so extended.

Mr. Smith’s initial base salary was $480,000 per year, which was increased to $825,000 per year as of the date that his service as Chief Executive Officer began. In addition, Mr. Smith is eligible to receive an annual cash bonus opportunity targeted at 125% of base salary, subject to the terms of our incentive compensation plan for senior executive officers. Mr. Smith is eligible to participate in the various Company benefit plans made available to our senior executive officers. In addition, we provide Mr. Smith with basic term life insurance benefits of at least 100% of his base salary, at no cost to Mr. Smith.

In the event Mr. Smith’s employment is terminated by us without “cause” or he resigns for “good reason” (each as defined in the employment agreement) (in each case other than within 12 months following a “change in control” (as defined in the employment agreement)), upon signing a release of claims in a form adopted by the Company and continuing to comply with all applicable restrictive covenants, he will be entitled to receive the following severance payments and benefits: (i) 250% of his base salary paid in installments over 18 months, (ii) an annual bonus for the year of termination (to the extent earned under the terms of the bonus plan), pro-rated based on the number of days he was employed by us (the “Pro-Rated Annual Bonus”), and (iii) if then eligible for, and he elects continuation of health coverage under COBRA, we will pay the employer portion of Mr. Smith’s COBRA premium payments for 18 months as if he were still an active employee (the “Severance Benefits”).

If Mr. Smith’s employment is terminated by reason of his death or “disability” (as defined in the employment agreement), Mr. Smith (or his beneficiary or estate, as applicable) will be entitled to receive the Pro-Rated Annual Bonus, subject, in the event of termination by reason of disability, to Mr. Smith signing a release of claims in a form adopted by the Company and continuing to comply with all applicable restrictive covenants.

In the event Mr. Smith’s employment is terminated by us without cause or he resigns for good reason, in each case within 12 months following a change in control, upon signing a release of claims in a form adopted by the Company and continuing to comply with all applicable restrictive covenants, he will be entitled to receive the following severance payments and benefits: (i) 300% of his base salary paid in installments over 18 months, (ii) the Pro-Rated Annual Bonus, and (iii) the Severance Benefits.

Termination of Mr. Smith’s employment within 30 days of the end of the initial term or any renewal term of the employment agreement following the provision of written notice of non-renewal by us will be treated as a termination of Mr. Smith’s employment without cause for purposes of the employment agreement and for purposes of any equity awards previously granted to Mr. Smith or granted to him during the term of the employment agreement.

With respect to any termination of Mr. Smith’s employment, treatment of restricted stock awards will be as provided in the applicable award agreement governing such awards, the terms of which are described below.

Any payments that are not deductible to the Company under Section 280G of the Internal Revenue Code will be cut back only to the extent that the cutback results in a better after tax position for Mr. Smith.

The employment agreement contains customary non-competition, non-solicitation, confidentiality and mutual non-disparagement covenants. The non-competition restrictions will continue in effect during Mr. Smith’s employment and for one year following his termination of employment; the non-solicitation restrictions will continue in effect during his employment and for two years following his termination of employment. The confidentiality and mutual non-disparagement obligations will apply during his employment and at all times thereafter.

The non-competition provisions provide that Mr. Smith shall not directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five percent (5%) of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is a Competing Business in the Area (each as defined below). For purposes of this provision: “Area” means a fifteen (15) mile radius of any senior living facility owned, managed or operated by the Company (or its successor) at the time Mr. Smith’s employment is terminated; and “Competing Business” means the business of owning, operating or managing senior living facilities having gross annualized revenues of at least $35 million or owning, operating or managing, in the aggregate, at least 1,000 units/beds provided that at least 750 units/beds owned, operated or managed by such business are located within the Area.

In connection with entering into the employment agreement, Mr. Smith was granted 55,804 shares of time-based restricted stock under the terms of our Omnibus Stock Incentive Plan, as amended and/or restated form time to time (the “Plan”). The time-based shares of restricted stock were granted pursuant to the terms of a restricted share agreement, dated as of the February 11, 2013, between the Company and Mr. Smith.

The time-based shares of restricted stock vested or will vest ratably in four installments on February 27, 2014, February 27, 2015, February 27, 2016 and February 27, 2017, subject only to Mr. Smith’s continued employment. In the event that (i) Mr. Smith’s employment is terminated without “cause” (as defined in the Plan), (ii) he resigns for “good reason” (as defined in the employment agreement), or (iii) his employment is terminated by death or “disability” (as defined in the Plan), the tranche of restricted stock scheduled to vest on the next vesting date will immediately vest, with any remaining unvested restricted stock being immediately forfeited. Upon the occurrence of a “change in control” (as defined in the Plan), the tranche of restricted stock scheduled to vest on the next vesting date will immediately vest. All other shares would remain outstanding and would vest on the previously established vesting dates (subject only to continued employment). In addition, in the event that Mr. Smith’s employment is terminated without cause or he resigns for good reason, in each case within 12 months following a change in control, any restricted stock that is not vested as of the date of such termination will immediately vest.

In connection with entering into the employment agreement, Mr. Smith was also granted 65,104 shares of performance-based restricted stock under the terms of the Plan. The performance-based shares of restricted stock were granted pursuant to the terms of a restricted share agreement, dated as of February 11, 2013, between the Company and Mr. Smith.

Up to 75% of the performance-based shares of restricted stock are eligible to vest on February 27, 2016, and up to 25% of such shares of restricted stock are eligible to vest on February 27, 2017, in each case subject to Mr. Smith’s continued employment and dependent upon the level of achievement of performance targets established for each tranche by the Committee.

The performance targets for the first tranche of performance-based shares are based on the Company’s three-year CAGR of CFFO per share, with results to be measured based on our CFFO per share in 2015. The performance targets for the second tranche of performance-based shares are based on the Company’s calendar year 2016 return on investment (ROI) on all Program Max projects approved in 2013 and completed prior to the end of 2014. Any performance-based shares which do not vest in either tranche will be forfeited.

Upon the occurrence of a “change in control” (as defined in the Plan), the tranche of restricted stock scheduled to vest on the next vesting date will immediately vest upon the date of the change in control; provided, however, if the change in control occurs after February 27, 2014 but on or prior to February 27, 2015, 50% of the restricted stock will immediately vest. In addition, upon a change in control, any remaining tranches of restricted stock will be converted into time-vesting tranches, vesting on the same vesting dates initially established for each such tranche, subject only to Mr. Smith’s continued employment, and regardless of whether any performance targets are achieved.

In the event that (i) Mr. Smith’s employment is terminated without “cause” (as defined in the Plan), (ii) he resigns for “good reason” (as defined in the employment agreement), or (iii) his employment is terminated by death or “disability” (as defined in the Plan) (either before or after a change in control), the tranche of restricted stock scheduled to vest on the next vesting date will remain outstanding until such vesting date (with any remaining restricted stock being immediately forfeited) and would vest only if (and to the extent) that the relevant performance targets for such tranche have been achieved; provided, however, if the termination occurs after February 27, 2014 but on or prior to February 27, 2015, 50% of the restricted stock will remain outstanding and be eligible to vest on February 27, 2015 upon achievement of the applicable performance targets (with any remaining unvested restricted stock being immediately forfeited). If the tranche of restricted stock scheduled to vest on the next vesting date is subject only to time-vesting (as a result of a previous change in control), such restricted stock will immediately vest. Notwithstanding the foregoing, in the event that Mr. Smith’s employment is terminated without cause or he resigns for good reason, in each case within 12 months following a change in control, any restricted stock that is not vested as of the date of such termination will immediately vest.

The restricted share agreements also contain non-competition, non-solicitation, confidentiality and mutual non-disparagement covenants. Mr. Smith will be entitled to receive dividends on any unvested shares of restricted stock, to the extent that any such dividends are declared in the future.

Employment Agreement and Related Arrangements with W.E. Sheriff

Pursuant to his amended and restated employment agreement (as amended to date), Mr. Sheriff was to be employed as Chief Executive Officer of the Company during the five year term of the agreement. However, at any time during the term, Mr. Sheriff had the ability to elect to resign as Chief Executive Officer and serve the Company as a consultant for the balance of the term by providing the Company with at least six months’ prior notice. In August 2012, Mr. Sheriff notified the Board of Directors of his intent to retire as Chief Executive Officer. Mr. Sheriff’s retirement became effective on February 20, 2013. Mr. Sheriff currently serves as a consultant pursuant to the terms of the employment agreement and as a member of the Company’s Board of Directors. Mr. Sheriff will not be standing for re-election to the Board at the 2014 Annual Meeting of Stockholders. In addition, the term of Mr. Sheriff’s employment agreement is scheduled to expire on June 23, 2014.

Under the terms of the amended and restated employment agreement, Mr. Sheriff receives a consulting fee of $300,000 per year, but is not eligible to receive an annual cash bonus. However, he received a pro rata portion of the annual bonus for the portion of 2013 during which he served as Chief Executive Officer, as described above. During Mr. Sheriff’s consultancy, he is eligible to participate in any benefit plans made available to the Company’s similarly-situated former executives. As described above, the term of Mr. Sheriff’s consulting arrangement is scheduled to expire on June 23, 2014.

The employment agreement provides that, in the event Mr. Sheriff’s consultancy is terminated by us without cause, or by Mr. Sheriff for “good reason” (as defined therein), upon signing a release of claims in a form adopted by the Company and continuing to comply with all applicable restrictive covenants, he is entitled to receive the following severance payments and benefits: (i) continuation of his then-current base compensation for the lesser of 24 months from the date of termination or the scheduled expiration of the term and (ii) if he is eligible for and elects continuation of health care coverage under COBRA, the Company will pay the employer portion of his COBRA premium payments for the length of the COBRA coverage period.

The employment agreement contains non-competition, non-solicitation, non-disparagement and confidentiality covenants. The non-competition and non-solicitation restrictions will continue in effect during Mr. Sheriff’s consultancy and for two years following his termination as a consultant. The non-disparagement and confidentiality obligations apply during his consultancy and at all times thereafter.

The non-competition provisions provide that Mr. Sheriff shall not directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five percent (5%) of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is a Competing Business in the Area (each as defined below). For purposes of this provision: “Area” means a fifteen (15) mile radius of any senior living facility owned, managed or operated by the Company (or its successor) at the time Mr. Sheriff’s consultancy is terminated; and “Competing Business” means the business of owning, operating or managing senior living facilities having gross annualized revenues of at least $35 million or owning, operating or managing, in the aggregate, at least 1,000 units/beds provided that at least 750 units/beds owned, operated or managed by such business are located within the Area.

In connection with entering into the employment agreement, Mr. Sheriff was granted 500,000 RSUs under the terms of the Plan. Each RSU represented the right to receive one share of the Company’s common stock. These RSUs vested in five equal annual installments, with the first installment vesting on December 15, 2009 and the final installment initially scheduled to vest on December 15, 2013. The final installment actually vested in February 2013 as a result of Mr. Sheriff’s retirement as Chief Executive Officer.

Agreements with Other Named Executive Officers

On August 6, 2010, the Committee adopted the Brookdale Senior Living Inc. Severance Pay Policy, Tier I (the “Policy”). The Policy applies to each of the members of our senior management executive committee (excluding Messrs. Smith and Sheriff) and other officers of the Company who have a title of Executive Vice President or higher. Additionally, on August 6, 2010, the Committee approved letter agreements for certain of these executives, including each of the named executive officers (other than Messrs. Sheriff and Maul). The letter agreements, which became effective as of August 6, 2010, terminated each of the named executive officers’ then-existing employment agreements (other than the agreement with Mr. Sheriff) in consideration of our adoption of the Policy. The letter agreements also provide for certain modifications to the Policy as it is applied to the named executive officers and state that the Policy will not be amended in a manner that is disadvantageous to a named executive officer without such executive’s prior written consent. Mr. Smith’s letter agreement was terminated in February 2013 upon the execution of his new employment agreement, as described above.

Pursuant to the Policy, as modified by the letter agreements, following a “separation from service” (as defined in the Policy) by us without “cause” (as defined in the Policy) or by a named executive officer with “good reason” (as defined in the Policy), the named executive officer is entitled to: (1) 250% of the such officer’s annual salary at the current rate of base salary in effect at the separation from service (or, if greater, before the occurrence of circumstances giving rise to good reason); and (2) continued health insurance benefits for 18 months (or until a breach of the Policy or such officer becomes eligible for other medical coverage, if earlier). Pursuant to the Policy, as modified by the letter agreements, following a separation from service by us without cause or by a named executive officer with good reason within 12 months following a “change in control” (as defined in the Policy), the named executive officer is entitled to: (1) 300% of such officer’s annual salary at the current rate of base salary in effect at the separation from service (or, if greater, before the occurrence of circumstances giving rise to good reason); and (2) continued health insurance benefits for 18 months (or until a breach of the Policy or such officer becomes eligible for other medical coverage, if earlier). If payments pursuant to the Policy and other arrangements are not deductible by us under Section 280G of the Internal Revenue Code, such payments shall be reduced (or repaid) in order to ensure the Company’s deduction of payments in connection with a change in control.

Severance pay will be paid to the named executive officers in equal periodic installments on our regular payroll dates, spanning 18 months and commencing on the 60th day following an executive’s “qualifying separation from service” (as defined in the Policy and modified by the letter agreements) so long as such executive has signed and returned a waiver and release and the seven day revocation period for the signed release has expired. A named executive officer must acknowledge in such release that all restrictive covenants to which he is a party will remain in force for the period specified in such covenants and the severance pay such executive is entitled to is additional consideration for such restrictive covenants. A breach of such covenants will result in the cessation of severance pay and benefits and may result in such officer being required to repay certain severance pay and benefits already provided as well as certain costs and expenses.

Mr. Maul, who is not a party to a letter agreement, is generally eligible to receive the same payments and benefits under the policy as the individuals who are a party to a letter agreement, except that he is not eligible to terminate employment with “good reason” and receive such payments and benefits prior to a change in control.

Glenn O. Maul Relocation

In 2013, Mr. Maul relocated from his prior residence in Wisconsin to a residence near the Company’s Nashville, Tennessee office. Since this relocation was requested by the Company, the Committee determined to provide certain relocation benefits to Mr. Maul, as set forth in the Summary Compensation Table, below.

2014 Compensation Decisions

In late 2013, the Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) to conduct a review of the Company’s overall executive compensation plans and programs for 2014 to determine whether any changes needed to be made to ensure that we continue to provide a proper level of compensation to our named executive officers and other executives. Following F.W. Cook’s review and subsequent discussion with the Committee, it was determined by the Committee that no material changes needed to be made. F.W. Cook reported directly to the Committee and did not provide any other services to the Company. The Committee conducted a specific review of its relationship with F.W. Cook, and determined that its work for the Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act of 2010, by the SEC and by the NYSE.

While the Committee did not make any material changes to the Company’s executive compensation plans and programs for 2014, it did decide to provide each named executive officer with a cost of living base salary increase equal to approximately two percent of the base salary in effect for 2013.

Summary Compensation Table for 2013

The following summary compensation table sets forth information concerning the compensation earned by, awarded to or paid to our named executive officers for the periods indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
T. Andrew Smith,	2013	762,635	3,250,007	1,059,190	10,841	5,082,673
Chief Executive Officer(4)	2012	480,000	939,369	440,551	9,699	1,869,619
	2011	480,000	1,085,935	148,000	7,174	1,721,109

W.E. Sheriff,	2013	154,615	—	125,254	104	279,973
Former Chief Executive Officer(5)	2012	600,000	—	558,689	9,110	1,167,799
	2011	600,000	293,125	—	7,847	900,972

Mark W. Ohlendorf,	2013	490,000	939,375	542,229	10,635	1,982,239
President and Chief Financial Officer	2012	480,000	939,369	440,551	9,699	1,869,619
	2011	480,000	1,085,935	148,000	7,174	1,721,109

Gregory B. Richard,	2013	404,577	1,265,154	421,925	9,958	2,101,614
Executive Vice President and Chief Operating Officer	2012	350,000	705,113	323,502	9,092	1,387,707
	2011	350,000	705,128	96,000	6,567	1,157,695

Bryan D. Richardson,	2013	360,000	705,143	397,757	8,453	1,471,353
Executive Vice President and Chief Administrative Officer	2012	350,000	705,113	321,102	7,043	1,383,258
	2011	346,539	705,128	106,800	4,518	1,162,985

Glenn O. Maul,	2013	250,000	620,279	213,644	195,230	1,279,153
Executive Vice President and Chief People Officer

(1)	Represents the aggregate grant date fair value of time-based and performance-based restricted stock awards computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718. See Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a summary of the assumptions made in the valuation of these awards. As described above in “—2013 Named Executive Officer Compensation—2013 Long-Term Incentive Awards,” a portion of the amounts listed in 2013 for Messrs. Richard and Maul relate to grants made in connection with their respective promotions in 2013.
(2)	Represents the payout of each executive’s annual cash incentive opportunity with respect to performance in 2011, 2012 and 2013. Mr. Sheriff received a pro rata portion of the annual bonus he was eligible to receive as Chief Executive Officer for the portion of 2013 during which he served as Chief Executive Officer prior to his retirement.
(3)	The amount represents the employer matching contribution to our 401(k) Plan for each of our named executive officers other than for Mr. Sheriff and premiums on Company-provided life and disability insurance. For Mr. Maul, the amount also includes $187,387 in relocation benefits relating to his relocation from Wisconsin to the Nashville, Tennessee area. As part of the relocation benefits, the Company agreed to purchase Mr. Maul’s prior residence in Wisconsin for its independently appraised value of approximately $335,000. The Company subsequently sold the residence for approximately $326,000, which resulted in a net amount to the Company of approximately $293,218 after reduction for all costs and expenses of the sale, including broker commissions. The difference between the Company’s purchase price and the ultimate amount it received net of all applicable costs and expenses of the sale is included as part of the relocation benefits reflected in this column. The remainder of the relocation benefits for Mr. Maul consisted of a cash relocation allowance ($135,000) and the use of a moving service ($10,605).
(4)	Mr. Smith served as Executive Vice President, General Counsel and Secretary until February 20, 2013, when he became Chief Executive Officer. For a summary of his compensation as Chief Executive Officer, see “—Employment Agreements with Named Executive Officers—Employment Agreement and Related Arrangements with T. Andrew Smith,” above.
(5)	Mr. Sheriff retired from his position as Chief Executive Officer effective February 20, 2013. The 2013 compensation information represented in these tables reflect the salary (of which $46,154 represents payment of accrued but unused paid time off upon his retirement), annual cash incentive opportunity and all other compensation he received for the portion of 2013 during which he served as Chief Executive Officer. For a description of the compensation he received for the portion of 2013 during which he served as a consultant pursuant to the terms of his employment agreement and as a member of the Company’s Board of Directors, see the section above entitled “Compensation of Directors.”

Grants of Plan-Based Awards for 2013

The following table summarizes grants of plan-based awards made to our named executive officers in 2013. All of our named executive officers are eligible to receive dividends on unvested shares of stock that have been granted to them (to the extent that dividends are declared on our shares of common stock).

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards						Estimated Possible Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value Of Stock Awards ($)
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)		Target (#)		Maximum (#)
T. Andrew Smith		123,928	(1)	619,641	(1)		(1)
		19,066	(2)	95,329	(2)		(2)
			(3)	238,324	(3)	238,324	(3)
	02/11/2013								(4)	65,104	(4)	65,104	(4)			1,749,996
	02/11/2013													55,804	(5)	1,500,012

W.E. Sheriff		19,523	(1)	97,615	(1)		(1)
		2,169	(2)	10,846	(2)		(2)

Mark W. Ohlendorf		55,600	(1)	278,000	(1)		(1)
		9,800	(2)	49,000	(2)		(2)
			(3)	163,000	(3)	163,000	(3)
	02/11/2013								(4)	17,473	(4)	17,473	(4)			469,674
	02/11/2013													17,474	(5)	469,701

Gregory B. Richard		44,953	(1)	224,765	(1)		(1)
		8,092	(2)	40,458	(2)		(2)
			(3)	139,354	(3)	139,354	(3)
	02/11/2013								(4)	13,116	(4)	13,116	(4)			352,558
	02/11/2013													13,117	(5)	352,585
	06/13/2013								(6)	10,428	(6)	10,428	(6)			279,992
	06/13/2013													10,429	(7)	280,019

Bryan D. Richardson		40,000	(1)	200,000	(1)		(1)
		7,200	(2)	36,000	(2)		(2)
			(3)	124,000	(3)	124,000	(3)
	02/11/2013								(4)	13,116	(4)	13,116	(4)			352,558
	02/11/2013													13,117	(5)	352,585

Glenn O. Maul		28,000	(1)	140,000	(1)		(1)
			(3)	60,000	(3)	60,000	(3)
	02/11/2013								(4)	6,530	(4)	6,530	(4)			175,526
	02/11/2013													6,531	(5)	175,553
	11/06/2013													10,000	(8)	269,200

(1)	Represents the amounts which would have been payable in cash at threshold and target under the CFFO portion of the Company’s 2013 annual cash incentive bonus program for the named executive officers, the terms of which are summarized above. Achievement in excess of the targeted level of performance would have resulted in a payout in excess of 100% of the target bonus opportunity. In order to ensure that amounts paid under the program could qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code, the maximum award that any named executive officer could receive with respect to 2013 performance under the 2013 annual cash incentive bonus program was $2,000,000. As reported in the Summary Compensation Table, the named executive officers actually earned the following cash amounts with respect to 2013 performance under this portion of the bonus program: Mr. Smith—$697,118; Mr. Sheriff—$109,817; Mr. Ohlendorf—$312,750; Mr. Richard—$252,861; Mr. Richardson—$225,000; and Mr. Maul—$156,434.
(2)

Represents the amounts which would have been payable in cash at threshold and target under the year-over-year same community NOI growth portion of the Company’s 2013 annual cash incentive bonus program for certain of the named executive officers, the terms of which are summarized above. Achievement in excess of the targeted level of performance would have resulted in a payout in excess of 100% of the target bonus opportunity. In order to ensure that amounts paid under the program could qualify as “performance-based” compensation under Section 162(m) of the

Internal Revenue Code, the maximum award that any named executive officer could receive with respect to 2013 performance under the 2013 annual cash incentive bonus program was $2,000,000. As reported in the Summary Compensation Table, the named executive officers actually earned the following cash amounts with respect to 2013 performance under this portion of the bonus program: Mr. Smith—$135,657; Mr. Sheriff—$15,437; Mr. Ohlendorf—$69,739; Mr. Richard—$57,581; and Mr. Richardson—$51,237.
(3)	Represents the amounts which would have been payable in cash at target and maximum under the individual objectives portion of the Company’s 2013 annual cash incentive bonus program for certain of the named executive officers, the terms of which are summarized above. The individual objectives portion of the bonus program did not specify a minimum threshold level of performance. As reported in the Summary Compensation Table, the named executive officers actually earned the following cash amounts with respect to 2013 performance under this portion of the bonus program: Mr. Smith—$226,415; Mr. Ohlendorf—$159,740; Mr. Richard—$111,483; Mr. Richardson—$121,520; and Mr. Maul—$57,210.
(4)	Represents shares of restricted stock subject to performance-based vesting conditions. As described above, seventy-five percent (75%) of the performance-based shares will vest on February 27, 2016 and twenty-five percent (25%) of the performance-based shares will vest on February 27, 2017 in each case subject to an officer’s continued employment and dependent upon the level of achievement of performance goals established for each tranche by the Committee. The performance targets for the first tranche of performance-based shares are based on the Company’s three-year CAGR of CFFO per share, with results to be measured based on the Company’s CFFO per share in 2015. The performance targets for the second tranche of performance-based shares are based on the Company’s calendar year 2016 return on investment (ROI) on all Program Max projects approved in 2013 and completed prior to the end of 2014. With respect to each performance-based tranche, achievement of the threshold level of performance would result in the vesting of 40% of the shares in that performance-based tranche. Achievement of the targeted level of performance would result in the vesting of 100% of the shares in that performance-based tranche. Any performance-based shares which do not vest in either tranche will be forfeited.
(5)	Represents time-based restricted shares that vested or will vest ratably in four installments on February 27, 2014, February 27, 2015, February 27, 2016 and February 27, 2017, subject only to an officer’s continued employment.
(6)	Represents shares of restricted stock subject to performance-based vesting conditions. As described above, seventy-five percent (75%) of the performance-based shares will vest on May 20, 2016 and twenty-five percent (25%) of the performance-based shares will vest on May 20, 2017, in each case subject to an officer’s continued employment and dependent upon the level of achievement of performance goals established for each tranche by the Committee. The performance targets are substantially similar to those described in footnote (4) to this table.
(7)	Represents time-based restricted shares that vest ratably in four installments on May 20, 2014, May 20, 2015, May 20, 2016 and May 20, 2017, subject only to the officer’s continued employment.
(8)	Represents time-based restricted shares that vest ratably in four installments on November 19, 2014, November 19, 2015, November 19, 2016 and November 19, 2017, subject only to the officer’s continued employment.

Outstanding Equity Awards Fiscal Year-End for 2013

The following table summarizes the number of outstanding equity awards held by each of our named executive officers as of December 31, 2013. The market value is based on the closing market price of the Company’s stock on December 31, 2013. Mr. Sheriff did not hold any outstanding equity awards as of December 31, 2013.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
T. Andrew Smith	102,082	(1)	2,774,589	123,892	(2)	3,367,385
Mark W. Ohlendorf	63,752	(3)	1,732,779	76,261	(4)	2,072,774
Gregory B. Richard	58,283	(5)	1,584,132	67,672	(6)	1,839,325
Bryan D. Richardson	47,854	(7)	1,300,672	57,244	(8)	1,555,892
Glenn O. Maul	31,198	(9)	847,962	12,989	(10)	353,041

(1)

Represents shares of restricted stock subject to time-based vesting. Subject to continued employment: (i) 10,725 of the shares vested on May 20, 2014; (ii) 17,080 of the shares vested or will vest ratably in two installments on May 20, 2014 and May 20, 2015; (iii) 18,473 of the shares vested or will vest ratably in three installments on February 27, 2014, February 27, 2015 and February 27, 2016; and (iv) 55,804 of the shares vested or will vest ratably in four installments on February 27, 2014, February 27, 2015, February 27, 2016 and February 27, 2017.
(2)	Represents shares of restricted stock subject to performance-based vesting. Subject to continued employment and the achievement of specified performance targets: (i) 25,619 of the shares were eligible to vest on May 20, 2014; (ii) 8,540 of the shares are eligible to vest on May 20, 2015; (iii) 18,471 of the shares are eligible to vest on February 27, 2015; (iv) 6,158 of the shares are eligible to vest on February 27, 2016; (v) 48,828 of the shares are eligible to vest on February 27, 2016; and (vi) 16,276 of the shares are eligible to vest on February 27, 2017.
(3)	Represents shares of restricted stock subject to time-based vesting. Subject to continued employment: (i) 10,725 of the shares vested on May 20, 2014; (ii) 17,080 of the shares vested or will vest ratably in two installments on May 20, 2014 and May 20, 2015; (iii) 18,473 of the shares vested or will vest ratably in three installments on February 27, 2014, February 27, 2015 and February 27, 2016; and (iv) 17,474 of the shares vested or will vest ratably in four installments on February 27, 2014, February 27, 2015, February 27, 2016 and February 27, 2017.
(4)	Represents shares of restricted stock subject to performance-based vesting. Subject to continued employment and the achievement of specified performance targets: (i) 25,619 of the shares were eligible to vest on May 20, 2014; (ii) 8,540 of the shares are eligible to vest on May 20, 2015; (iii) 18,471 of the shares are eligible to vest on February 27, 2015; (iv) 6,158 of the shares are eligible to vest on February 27, 2016; (v) 13,104 of the shares are eligible to vest on February 27, 2016; and (vi) 4,369 of the shares are eligible to vest on February 27, 2017.
(5)	Represents shares of restricted stock subject to time-based vesting. Subject to continued employment: (i) 8,050 of the shares vested on May 20, 2014; (ii) 12,821 of the shares vested or will vest ratably in two installments on May 20, 2014 and May 20, 2015; (iii) 13,866 of the shares vested or will vest ratably in three installments on February 27, 2014, February 27, 2015 and February 27, 2016; (iv) 13,117 of the shares vested or will vest ratably in four installments on February 27, 2014, February 27, 2015, February 27, 2016 and February 27, 2017; and (v) 10,429 of the shares vested or will vest ratably in four installments on May 20, 2014, May 20, 2015, May 20, 2016 and May 20, 2017.
(6)	Represents shares of restricted stock subject to performance-based vesting. Subject to continued employment and the achievement of specified performance targets: (i) 19,230 of the shares were eligible to vest on May 20, 2014; (ii) 6,411 of the shares are eligible to vest on May 20, 2015; (iii) 13,865 of the shares are eligible to vest on February 27, 2015; (iv) 4,622 of the shares are eligible to vest on February 27, 2016; (v) 9,837 of the shares are eligible to vest on February 27, 2016; (vi) 3,279 of the shares are eligible to vest on February 27, 2017; (vii) 7,821 of the shares are eligible to vest on May 20, 2016; and (viii) 2,607 of the shares are eligible to vest on May 20, 2017.
(7)	Represents shares of restricted stock subject to time-based vesting. Subject to continued employment: (i) 8,050 of the shares vested on May 20, 2014; (ii) 12,821 of the shares vested or will vest ratably in two installments on May 20, 2014 and May 20, 2015; (iii) 13,866 of the shares vested or will vest ratably in three installments on February 27, 2014, February 27, 2015 and February 27, 2016; and (iv) 13,117 of the shares vested or will vest ratably in four installments on February 27, 2014, February 27, 2015, February 27, 2016 and February 27, 2017.
(8)	Represents shares of restricted stock subject to performance-based vesting. Subject to continued employment and the achievement of specified performance targets: (i) 19,230 of the shares were eligible to vest on May 20, 2014; (ii) 6,411 of the shares are eligible to vest on May 20, 2015; (iii) 13,865 of the shares are eligible to vest on February 27, 2015; (iv) 4,622 of the shares are eligible to vest on February 27, 2016; (v) 9,837 of the shares are eligible to vest on February 27, 2016; and (vi) 3,279 of the shares are eligible to vest on February 27, 2017.
(9)

Represents shares of restricted stock subject to time-based vesting. Subject to continued employment: (i) 2,950 of the shares vested on May 20, 2014; (ii) 5,629 of the shares vested or will vest ratably in two installments on May 20, 2014 and May 20, 2015; (iii) 6,088 of the shares vested or will vest ratably in three installments on February 27, 2014, February 27, 2015 and February 27, 2016; (iv) 6,531 of the shares vested or will vest ratably in four installments on February 27, 2014, February 27, 2015, February 27, 2016 and February 27, 2017; and (v) 10,000 of the shares will vest ratably in four installments on November 19, 2014, November 19, 2015, November 19, 2016 and November 19, 2017.
(10)	Represents shares of restricted stock subject to performance-based vesting. Subject to continued employment and the achievement of specified performance targets: (i) 2,814 of the shares were eligible to vest on May 20, 2014; (ii) 939 of the shares are eligible to vest on May 20, 2015; (iii) 2,029 of the shares are eligible to vest on February 27, 2015; (iv) 677 of the shares are eligible to vest on February 27, 2016; (v) 4,897 of the shares are eligible to vest on February 27, 2016; and (vi) 1,633 of the shares are eligible to vest on February 27, 2017.

Stock Vested for 2013

The following table summarizes the vesting of restricted stock and restricted stock unit awards and the value realized by our named executive officers as a result of such vesting during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
T. Andrew Smith	57,922	1,699,514	(1)
W.E. Sheriff	100,000	2,803,000	(2)
Mark W. Ohlendorf	45,422	1,330,514	(3)
Gregory B. Richard	39,082	1,145,936	(4)
Bryan D. Richardson	34,082	998,336	(5)
Glenn O. Maul	12,794	374,270	(6)

(1)	The value realized is based on the closing market price of the underlying stock on February 27, 2013 (6,157 shares) and May 20, 2013 (51,765 shares), the dates the shares vested.
(2)	The value realized is based on the closing market price of the underlying stock on February 20, 2013, the date the restricted stock units became vested due to Mr. Sheriff’s retirement.
(3)	The value realized is based on the closing market price of the underlying stock on February 27, 2013 (6,157 shares) and May 20, 2013 (39,265 shares), the dates the shares vested.
(4)	The value realized is based on the closing market price of the underlying stock on February 27, 2013 (4,622 shares) and May 20, 2013 (34,460 shares), the dates the shares vested.
(5)	The value realized is based on the closing market price of the underlying stock on February 27, 2013 (4,622 shares) and May 20, 2013 (29,460 shares), the dates the shares vested.
(6)	The value realized is based on the closing market price of the underlying stock on February 27, 2013 (2,029 shares) and May 20, 2013 (10,765 shares), the dates the shares vested.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us. The Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has an accrued benefit in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. The Committee may elect to adopt non-qualified defined contribution plans or other non-qualified deferred compensation plans in the future if the Committee determines that doing so is in our best interests.

Potential Payments Upon Termination or Change in Control

The following table and summary set forth potential amounts payable to our named executive officers upon termination of employment or a change in control. The Committee may in its discretion revise, amend or add to the benefits if it deems advisable. The table below reflects amounts payable to our named executive officers assuming termination of employment on December 31, 2013, with equity based amounts valued at a common share price of $27.18, the reported closing price for our common shares on the NYSE on December 31, 2013.

	Circumstances of Termination
Name/Benefit	Voluntary Resignation by Executive ($)	Termination by us for Cause ($)	Termination by us without Cause ($)	Termination by us without Cause following Change in Control ($)	Termination by Executive for Good Reason ($)	Disability ($)	Death ($)
T. Andrew Smith(1)
Salary	—	—	2,062,500	2,475,000	2,062,500	—	—
Bonus(2)	—	—	—	—	—	—	—
PTO	63,462	63,462	63,462	63,462	63,462	63,462	63,462
COBRA	—	—	13,950	13,950	13,950	—	—
Market Value of Accelerated Vesting of Restricted Stock(3)	—	—	1,853,268	6,141,973	821,570	2,144,774	2,144,774
Total	63,462	63,462	3,993,180	8,694,385	2,961,482	2,208,236	2,208,236

W.E. Sheriff(1)
Salary	—	—	145,859	145,859	145,859	—	—
Bonus(2)	—	—	—	—	—	—	—
PTO	—	—	—	—	—	—	—
COBRA	—	—	8,481	8,481	8,481	—	—
Market Value of Accelerated Vesting of RSUs	—	—	—	—	—	—	—
Total	—	—	154,340	154,340	154,340	—	—

Mark W. Ohlendorf
Salary	—	—	1,225,000	1,470,000	1,225,000	—	—
PTO	37,692	37,692	37,692	37,692	37,692	37,692	37,692
COBRA	—	—	13,950	13,950	13,950	—	—
Market Value of Accelerated Vesting of Restricted Stock(3)	—	—	1,269,170	3,805,553	—	1,560,676	1,560,676
Total	37,692	37,692	2,545,812	5,327,195	1,276,642	1,598,368	1,598,368

Gregory B. Richard
Salary	—	—	1,125,000	1,350,000	1,125,000	—	—
PTO	34,615	34,615	34,615	34,615	34,615	34,615	34,615
COBRA	—	—	10,350	10,350	10,350	—	—
Market Value of Accelerated Vesting of Restricted Stock(3)	—	—	1,094,348	3,423,457	—	1,313,147	1,313,147
Total	34,615	34,615	2,264,313	4,818,422	1,169,965	1,347,762	1,347,762

Bryan D. Richardson
Salary	—	—	900,000	1,080,000	900,000	—	—
PTO	27,692	27,692	27,692	27,692	27,692	27,692	27,692
COBRA	—	—	13,950	13,950	13,950	—	—
Market Value of Accelerated Vesting of Restricted Stock(3)	—	—	952,632	2,856,564	—	1,171,431	1,171,431
Total	27,692	27,692	1,894,274	3,978,206	941,642	1,199,123	1,199,123

Glenn Maul
Salary	—	—	625,000	750,000	—	—	—
PTO	19,231	19,231	19,231	19,231	19,231	19,231	19,231
COBRA	—	—	10,350	10,350	10,350	—	—
Market Value of Accelerated Vesting of Restricted Stock(3)	—	—	357,743	1,201,003	—	437,924	437,924
Total	19,231	19,231	1,012,324	1,980,584	29,581	457,155	457,155

(1)	As noted above, Mr. Sheriff retired from his position as Chief Executive Officer effective February 20, 2013 and became a consultant. Mr. Smith served as our Executive Vice President, General Counsel and Secretary until February 20, 2013, when he became Chief Executive Officer upon Mr. Sheriff’s retirement. The table above reflects amounts payable assuming termination of employment (or consulting, as applicable) on December 31, 2013 based on the agreements applicable to such individuals at that date. See “—Employment Agreements with Named Executive Officers” above for a summary of amounts payable to Mr. Sheriff in connection with his consultancy and a summary of Mr. Smith’s new employment agreement and restricted share agreements.
(2)	In accordance with the terms of the agreements applicable to each of Messrs. Smith and Sheriff, any bonus payments would have been payable in full, to the extent earned, as of December 31, 2013. Since no additional amount would become payable as a result of any termination of employment (or consulting, as applicable) on December 31, 2013, no amount has been included in the table, in respect of such bonuses.
(3)	A portion of the amounts listed in the applicable columns relate to the potential vesting of performance-based restricted shares following a termination of the executive’s employment by us without cause (other than in connection with a change in control), as a result of the executive’s death or disability and with respect to the grant made to Mr. Smith in 2013, upon his termination of employment with good reason. As described in more detail below, upon each of these events, the performance-based restricted shares eligible to vest on the next vesting date would remain outstanding until the next vesting date and would vest only if and to the extent the relevant performance targets for such tranche are achieved. The amounts in the applicable columns in respect of the potential vesting of these performance-based restricted shares consists of $1,074,588 for Mr. Smith, $750,929 for Mr. Ohlendorf, $634,517 for Mr. Richard, $563,659 for Mr. Richardson and $113,803 for Mr. Maul, and (i) is based on the actual level of achievement of the performance target with respect to the shares granted in 2011, as described above in “—2011 Performance-Based Long-Term Incentive Awards,” and (ii) assumes that the relevant performance targets for the shares granted in 2012 and 2013 are ultimately achieved at the target level. The remainder of the applicable amounts consists of the accelerated vesting of time-based restricted shares, and in the column under the heading “Termination by us without Cause following Change in Control,” additional vesting of performance-based restricted shares, each as described in more detail below.

See “—Employment Agreements with Named Executive Officers” above for a summary of the provisions of the employment agreements, severance letters or severance policies applicable to our named executive officers relating to severance, termination and change in control.

Upon any termination of a named executive officer’s employment, the executive will be entitled to receive a payout of up to 160 hours of his paid time off (PTO) balance.

Under the terms of the restricted stock awards granted to each of the named executive officers (other than Mr. Sheriff) in 2010, upon the occurrence of a change in control, the next tranche of unvested shares will vest. In addition, in the event an executive’s employment is terminated without cause by the Company following such change in control, all remaining unvested shares will vest. In the event an executive’s employment terminates by reason of death or disability, the tranche of shares subject to vesting at the next vesting date will remain outstanding until such date, at which time the shares in that tranche will vest.

See “—2013 Long-Term Incentive Awards” above for a summary of the terms of the 2013 time-based and performance-based restricted stock awards relating to termination and change in control. Similar terms applied to the 2011 and 2012 time-based and performance-based restricted stock awards granted to each of the named executive officers (other than Mr. Sheriff).

Under Mr. Smith’s and Mr. Sheriff’s agreements, the Company’s Omnibus Stock Incentive Plan and the severance letters applicable to the other named executive officers, a “change in control” shall be deemed to have occurred if (a) any person (other than, for purposes of Mr. Sheriff’s agreements and the Omnibus Stock Incentive Plan, certain affiliates of Fortress Investment Group LLC) becomes the beneficial owner of securities representing fifty percent (50%) or more of the combined voting power of the Company’s outstanding securities (not including in the securities beneficially owned by such person, any securities acquired directly from the Company or any of its affiliates); (b) the Company or any subsidiary merges or consolidates with any other corporation, except when the individuals who comprise the Company’s Board of Directors immediately prior to the transaction constitute at least a majority of the Board of Directors of the surviving entity (or its ultimate parent); or (c) the Company’s stockholders approve a plan of liquidation or dissolution or the Company completes the sale of all or substantially all of its assets (other than a sale to an entity, at least fifty percent (50%) of the combined voting power of the securities of which are owned by stockholders of the Company after the transaction in substantially the same proportions as their ownership of the Company prior to the transaction, or other than a sale immediately following which the individuals who comprise the Company’s Board of Directors immediately prior to the transaction constitute at least a majority of the Board of Directors of the entity to which the assets are sold (or its ultimate parent)). In any event, a “change of control” shall not be deemed to have occurred by virtue of the consummation of any transaction (or series of integrated transactions) immediately following which the Company’s stockholders prior to the transaction(s) continue to have substantially the same proportionate ownership in any entity which owns all or substantially all of the assets of the Company immediately following such transaction(s).

Under Mr. Sheriff’s employment agreement, “cause” means (a) conviction of, or guilty plea concerning, or confession of, any felony; (b) any act of dishonesty committed by the executive in connection with the Company’s business; (c) any material breach by the executive of the employment agreement after written notice and reasonable opportunity to cure; (d) any material breach of any reasonable and lawful rule or directive of the Company; (e) the gross or willful neglect of duties or gross misconduct by the executive; or (f) the habitual use of drugs or the habitual, excessive use of alcohol that, in the Board of Director’s good faith determination, materially interferes with the performance of the executive’s duties.

Under Mr. Smith’s employment agreement and the severance letters applicable to the other named executive officers, “cause” means (a) conviction of, guilty plea concerning or confession of any felony; (b) any act of fraud, theft or embezzlement committed by the executive in connection with the Company’s or its subsidiaries’ business, (c) any material breach of any reasonable and lawful rule or directive of the Company; (d) the gross or willful neglect of duties or gross misconduct by the executive; or (e) the habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Board’s good faith determination materially interferes with the performance of the executive’s duties. For purposes of Mr. Smith’s employment agreement, “cause” is also defined to include any material breach by Mr. Smith of the agreement, after notice and opportunity to cure.

Under Mr. Smith’s and Mr. Sheriff’s employment agreements and the severance letters applicable to the other named executive officers, “good reason” means the occurrence, without the executive’s written consent, of any of the following circumstances, unless such circumstances are fully corrected by the Company within thirty (30) days following written notice by the executive that he intends to terminate his employment for one of the reasons set forth below: (i) the failure by the Company to pay to the executive any portion of his base salary or bonus within thirty (30) days of the date such compensation is due; (ii) the relocation of the executive’s principal office at the Company to a location outside a fifty (50) mile radius from the executive’s principal office location at the time of entering into the employment agreement or severance letter (as applicable); or (iii) the executive is assigned duties, compensation or responsibilities that are materially and significantly reduced with respect to the scope or nature of the duties, compensation and/or responsibilities associated with the executive’s position. In any event, a termination by Mr. Sheriff for “good reason” shall not be deemed to have occurred by virtue of changes in the executive’s duties, benefits and responsibilities resulting upon (or shortly thereafter) the consummation of any transaction (or series of integrated transactions) immediately following which the Company’s stockholders prior to the transaction(s) continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction(s). For purposes of Mr. Smith’s employment agreement, “good reason” is also defined to include any material breach by the Company of the agreement.

Compensation Committee Interlocks and Insider Participation

During 2013, the Committee was composed of Mr. Bumstead, Ms. Clegg and Dr. Waxman. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Committee or entities whose executives serve on the Board of Directors or the Committee that require disclosure under applicable SEC regulations.

Director Stock Ownership Guidelines

In February 2014, the Board of Directors adopted Stock Ownership Guidelines that require each of our non-affiliated directors to maintain ownership of a number of shares of our common stock with a value equal to three times the non-affiliated director’s annual cash retainer for service on the board, exclusive of any retainers for service as the Chairman of the Board or of any committee and any cash meeting fees.

The expected level of ownership may be met through stock purchased by the non-affiliated director or his or her spouse in the market (whether held individually or jointly) and/or through stock received upon vesting of equity awards. Unvested equity awards do not generally count toward satisfaction of the guidelines unless elected to be received by the non-affiliated director in lieu of cash compensation.

Stock ownership levels are required to be achieved by the later of (i) February 5, 2019 (i.e., five (5) years after their initial adoption) or (ii) the fifth anniversary of the non-affiliated director’s initial appointment or election to the Board of Directors. Until the expected ownership level is achieved, each non-affiliated director is expected to retain at least 50% of any shares obtained through our stock incentive plans.

As of the date hereof, each of our current non-affiliated directors holds a number of shares in excess of the number required by the guidelines.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included herein.

Respectfully submitted by the Compensation Committee of the Board of Directors,

COMPENSATION COMMITTEE

Frank M. Bumstead, Chairman

Jackie M. Clegg

Dr. Samuel Waxman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 5, 2014, the total number of shares of our common stock beneficially owned, and the percent so owned, by (1) each person known by us to own more than 5% of our common stock, (2) each of our directors and named executive officers and (3) all directors and executive officers as a group, based on 128,589,759 shares of our common stock (including restricted shares) outstanding as of that date. Unless otherwise indicated, each of the beneficial owners listed has, to the Company’s knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address of each person named in the table is c/o Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027.

	Nature and Amount of Beneficial Ownership
Name of Beneficial Owner	Shares Owned(1)	Percentage
Executive Officers and Directors
T. Andrew Smith	527,871	*
Mark W. Ohlendorf	605,241	*
Gregory B. Richard	238,644	*
Bryan D. Richardson	208,830	*
Glenn O. Maul	92,002	*
Jeffrey R. Leeds	38,891	*
Frank M. Bumstead	68,444	*
Jackie M. Clegg(2)	11,082	*
Mark J. Schulte(3)	336,713	*
James R. Seward	60,598	*
W.E. Sheriff(4)	564,528	*
Samuel Waxman(5)	35,025	*
All directors and executive officers as a group (19 persons)	3,501,342	2.72%

5% Stockholders
Invesco Ltd.(6)	10,077,509	7.84%
FMR LLC(7)	7,247,108	5.64%
Brookfield Investment Management Inc.(8)	6,774,155	5.27%
Visium Asset Management, LP(9)	6,318,500	4.91%
Senator Investment Group LP(10)	6,238,615	4.85%
The Vanguard Group(11)	6,235,788	4.85%

*	Less than 1%
(1)	Consists of shares held, including all restricted shares held (whether or not such restricted shares have voting restrictions).
(2)	Excludes 6,850 restricted stock units held by Ms. Clegg.
(3)	Includes 191,550 shares held by Mr. Schulte and 145,163 shares held by a grantor retained annuity trust.
(4)	Includes 424,141 shares held by Mr. Sheriff, 118,387 shares held by Sheriff Financial, LLC and 22,000 shares held by the W.E. Sheriff Family Partnership.
(5)	Includes 24,136 shares held by Dr. Waxman and 10,889 shares held by Dr. Waxman’s defined benefit pension plan.
(6)	Information regarding Invesco Ltd. (“Invesco”) is based solely on a Schedule 13G filed with the SEC on February 10, 2014. According to such Schedule 13G, Invesco, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported that it has sole voting power with respect to 9,518,521 shares, shared voting power with respect to 29,271 shares, sole dispositive power with respect to 10,055,717 shares and shared dispositive power with respect to 21,792 shares. The address for Invesco is 1555 Peachtree Street NE, Atlanta, Georgia 30309.

(7)	Information regarding FMR LLC (“FMR”) is based solely on an amended Schedule 13G filed with the SEC on February 14, 2014. According to such Schedule 13G, FMR, a parent holding company, reported that it has sole voting power with respect to 272,790 shares and sole dispositive power with respect to 7,247,108 shares. Members of the Edward C. Johnson 3d family together own approximately 49% of the voting power of FMR. Edward C. Johnson 3d is the Chairman of FMR. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,916,998 shares. Fidelity SelectCo, LLC, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,057,320 shares. Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 264,350 shares. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 8,440 shares. The address for each of FMR and Fidelity Management & Research Company is 245 Summer Street, Boston, Massachusetts 02210. The address for Fidelity SelectCo, LLC is 1225 17th Street, Suite 1100, Denver, Colorado 80202. The address for each of Pyramis Global Advisors, LLC and Pyramis Global Advisors Trust Company is 900 Salem Street, Smithfield, Rhode Island 02917.
(8)	Information regarding Brookfield Investment Management Inc. (“Brookfield”) is based solely on a Schedule 13G filed with the SEC on February 14, 2012. According to such Schedule 13G, Brookfield, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported that it has sole voting power with respect to 1,640,064 shares and sole dispositive power with respect to 6,774,155 shares. The address for Brookfield is Three World Financial Center, 200 Vesey Street, New York, New York 10281.
(9)	Information regarding Visium Asset Management, LP (“Visium”) is based solely on a Schedule 13G filed with the SEC on April 21, 2014. According to such Schedule 13G, Visium, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported that it has shared voting power with respect to 6,318,500 shares and shared dispositive power with respect to 6,318,500 shares. JG Asset, LLC (“JG Asset”) is the General Partner of Visium, and Jacob Gottlieb (“Gottlieb”), is the Managing Member of JG Asset. Accordingly, JG Asset, by virtue of its position as General Partner of Visium, and Gottlieb, by virtue of its position as Managing Member of JG Asset, each may be deemed to beneficially own the 6,318,500 shares owned by Visium. The address for Visium, JG Asset and Gottlieb is 888 Seventh Avenue, New York, NY 10019.
(10)	Information regarding Senator Investment Group LP (“Senator”) is based solely on a Schedule 13G filed with the SEC on February 26, 2014. According to such Schedule 13G, Senator, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported that it has sole voting power with respect to 6,238,615 shares and sole dispositive power with respect to 6,238,615 shares. The address for Senator is 510 Madison Avenue, 28th Floor, New York, NY 10022.
(11)	Information regarding The Vanguard Group (“Vanguard”) is based solely on a Schedule 13G filed with the SEC on February 11, 2014. According to such Schedule 13G, Vanguard, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported that it has sole voting power with respect to 62,472 shares, sole dispositive power with respect to 6,180,116 shares and shared dispositive power with respect to 55,672 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. We reviewed copies of the forms received by us or written representations from certain reporting persons that they were not required to file these forms. Based solely on that review, we believe that during the fiscal year ended December 31, 2013, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of (i) one late Form 4 filing made by George T. Hicks to report 17 transactions made by a broker with discretionary authority, with no instruction from Mr. Hicks, and (ii) one late Form 4 filing made by Mr. Hicks to report one transaction in which shares of common stock were withheld to satisfy tax withholding obligations due upon the vesting of restricted stock previously granted to Mr.  Hicks.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement and Fortress Letter Agreement

Upon the consummation of our initial public offering, we entered into a Stockholders Agreement (as amended, the “Stockholders Agreement”) with affiliates of certain funds managed by affiliates of Fortress Investment Group LLC (the “Fortress Stockholders”). The Stockholders Agreement provided the Fortress Stockholders with certain rights with respect to the designation of directors to our Board of Directors as well as registration rights for our securities owned by them. In connection with the Merger Agreement, the Company concurrently entered into a letter agreement (the “Fortress Letter Agreement”) with the Fortress Stockholders. On June 2, 2014, the Fortress Stockholders completed a sale of all of the shares of Brookdale common stock held by them (the “Fortress Sale”). In accordance with the Fortress Letter Agreement, immediately following the completion of the Fortress Sale, Wesley R. Edens and Randal A. Nardone resigned from our Board of Directors. Each of Messrs. Edens and Nardone had been a designee of the Fortress Stockholders pursuant to the Stockholders Agreement, which terminated upon the completion of the Fortress Sale. In addition, the Fortress Letter Agreement provides that during the 30-day period following the completion of the Fortress Sale, we will not issue any equity securities, subject to certain exceptions.

Leases with Holiday Retirement

During 2008, we began leasing space in a number of communities owned by Holiday Retirement so that we could establish outpatient rehabilitation clinics and/or home health agencies therein. Holiday Retirement is owned by funds affiliated with the Fortress Stockholders. We have agreed with Holiday that the terms and provisions of any leases entered into between us must clearly be at fair market value and that certain agreed upon mechanisms will be used to price the fair market rent for leases in particular Holiday communities. We will only be leasing the amount of space that we reasonably believe is necessary. For each lease, the rent will be determined at the inception of the applicable lease, and will be subject to a reasonable, annual escalation factor. All of the leases will be on the same form agreed upon by the parties, and will be based upon the standard form previously approved by Holiday’s lenders. Under the terms of the leases that either are currently in effect or were in effect during 2013, we are required to pay Holiday periodic rental payments aggregating approximately $93,000 (calculated as the aggregate amount of periodic rental payments since the beginning of 2013 through the remaining terms of each lease). We currently lease space in four of Holiday’s communities.

Employment of Glenn E. Sheriff

From the date of our acquisition of ARC until March 20, 2014, we employed Glenn E. Sheriff as a Senior Director. He previously served as Senior Director of Marketing Analytics/Market Research and most recently served as Senior Director—Integration Office. Mr. Sheriff is the son of W.E. Sheriff, a member of our Board of Directors and our former Chief Executive Officer. Mr. Sheriff was previously employed in a substantially similar capacity for ARC. Mr. Sheriff’s 2013 annual base salary was $153,765 until June 16, 2013. Beginning on June 16, 2013, Mr. Sheriff elected to continue on a part-time basis at an hourly wage of $82.50. Mr. Sheriff voluntarily resigned on March 20, 2014. Until his resignation, Mr. Sheriff also participated in our bonus program for similarly-situated management level employees and, like other similarly-situated employees, was eligible to receive awards of restricted stock under our Omnibus Stock Incentive Plan. In addition, Mr. Sheriff was eligible to participate in the other benefit plans and programs we offer from time to time to similarly-situated employees.

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written Policy and Procedures with Respect to Related Person Transactions, which we refer to as our Related Person Policy. Pursuant to the terms of the Related Person Policy, we will enter into or ratify related person transactions only when the Audit Committee of our Board of Directors determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and our stockholders.

Related person transactions that are identified as such prior to the consummation thereof or amendment thereto may be consummated or amended only if the transaction has been reviewed and approved in advance by the Audit Committee (or in those instances where the General Counsel determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, by the chair of the Audit Committee). All Related Persons (defined below) and all business unit leaders responsible for a proposed transaction are required to report to our legal department any potential related person transaction prior to entering into the transaction. The legal department will determine whether the transaction is a related person transaction and, therefore, should be submitted to the Audit Committee for consideration. In the event our Chief Executive Officer, Chief Financial Officer or General Counsel becomes aware of a pending or ongoing related person transaction that has not been previously approved or ratified, the transaction will promptly be submitted to the Audit Committee or its chair, which will evaluate all available options, including ratification, amendment or termination of the transaction. In the event any of such persons become aware of a completed related person transaction that has not been previously approved or ratified, the Audit Committee or its chair shall evaluate the transaction to determine if rescission of the transaction and/or any disciplinary action is appropriate.

At the Audit Committee’s first meeting of each fiscal year, the committee will review any previously approved or ratified related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000 and, taking into consideration the Company’s contractual obligations, will determine whether to continue, modify or terminate each such transaction.

Our Related Person Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

A “Related Person”, as defined in our Related Person Policy, means any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Our Related Person Policy also requires Audit Committee pre-approval of proposed charitable contributions, or pledges of charitable contributions, by the Company to a charitable or non-profit organization for which a Related Person is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity.

Because our Related Person Policy was initially adopted in early 2007, several of the transactions described above were not subject to the policy’s pre-approval requirements. Since the policy has been in place, the Committee has pre-approved all new related party transactions and has ratified each of the transactions described above that remains ongoing.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed Brookdale’s audited consolidated financial statements as of and for the year ended December 31, 2013 and discussed these financial statements with Brookdale’s management, including a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures in the financial statements. Brookdale’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Brookdale’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit of the financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and other matters the Committee deemed appropriate.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP such firm’s independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to Brookdale is compatible with maintaining such auditors’ independence.

Based on the review and discussions with management and Ernst & Young LLP described above, and its review of the representations and information provided by management and Ernst & Young LLP, the Audit Committee recommended to Brookdale’s Board of Directors that the audited financial statements be included in Brookdale’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee of the Board of Directors,

AUDIT COMMITTEE

James R. Seward, Chairman

Jackie M. Clegg

Jeffrey R. Leeds

PROPOSAL NUMBER TWO

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposed Independent Registered Public Accounting Firm

In accordance with its charter, the Audit Committee has selected the firm of Ernst & Young LLP, independent accountants (“E&Y”), to be Brookdale’s independent registered public accounting firm for the year 2014 and has further directed that the appointment of E&Y be submitted for ratification by our stockholders at the 2014 Annual Meeting. If the stockholders do not ratify this appointment, our Audit Committee will re-evaluate the appointment of E&Y.

E&Y was also Brookdale’s independent registered public accounting firm for 2013. Before selecting E&Y, the Audit Committee carefully considered E&Y’s qualifications as independent auditors for Brookdale. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with E&Y in all of these respects. The Audit Committee’s review included inquiry concerning any litigation involving E&Y and any proceedings by the SEC against the firm. In this respect, the Audit Committee has concluded that the ability of E&Y to perform services for Brookdale is in no way adversely affected by any such investigation or litigation.

The Audit Committee also oversees the work of E&Y, and E&Y reports directly to the Audit Committee in this regard. The Audit Committee also reviews and approves E&Y’s annual engagement letter, including the proposed fees, and determines or sets the policy regarding all audit, and all permitted non-audit, engagements and relationships between Brookdale and E&Y. The Audit Committee also reviews and discusses with E&Y their annual audit plan, including the timing and scope of audit activities, and monitors the progress and results of the plan during the year.

A representative of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of E&Y as Brookdale’s independent registered public accounting firm for fiscal year 2014.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

In connection with the audit of the 2013 financial statements, Brookdale entered into an engagement agreement with E&Y which set forth the terms by which E&Y has performed audit services for Brookdale. That agreement is subject to alternative dispute resolution procedures.

Set forth below are the aggregate fees billed by E&Y during 2013 and 2012 for all audit, audit related, tax and other services provided by E&Y to Brookdale.

	2013	2012
Audit Fees	$1,705,000	$1,450,000
Audit Related Fees	$771,995	$221,995
Tax Fees	$64,080	$54,413
All Other Fees	—	—

Total	$2,541,075	$1,726,408

“Audit Fees” include fees for the audit of Brookdale’s annual financial statements and review of financial statements included in Brookdale’s quarterly reports (Forms 10-Q) and fees for the audit of internal control over financial reporting. This category also includes review of, and consents for, filings with the SEC related to acquisitions and registration statements (including secondary offerings and debt offerings) and the issuance of comfort letters associated with those offerings.

“Audit Related Fees” include fees for assurance and related services that are reasonably related to the performance of the audit or review of Brookdale’s financial statements and that are traditionally performed by the independent registered public accounting firm. Audit-related services also include services related to audits not required by statute or regulation concerning financial accounting and reporting standards and the performance of due diligence procedures in connection with acquisitions. The increase in Audit Related Fees in 2013 as compared to 2012 primarily reflects the additional fees incurred as a result of the Merger.

“Tax Fees” include fees for professional services rendered by E&Y for tax compliance, tax advice, and tax planning. These corporate tax services include technical tax advice on tax matters, assistance with preparing tax returns, value added tax, government sales tax and equivalent tax matters in local jurisdictions, assistance with local tax authority documentation and reporting requirements for tax compliance purposes, assistance with tax audit defense matters, and tax advice related to mergers and acquisitions.

“All Other Fees” include fees paid by Brookdale to E&Y that are not included in the three paragraphs above. There were no services in that category in 2013 or 2012.

Audit Committee Pre-Approval Policies and Procedures

Brookdale’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee or one of its members of all fees paid to, and all services performed by, Brookdale’s independent registered public accounting firm. In the early part of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by any such firm during the year. In addition, pre-approval by the Audit Committee or one of its members is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved in compliance with the Audit Committee pre-approval policies and procedures described herein.

PROPOSAL NUMBER THREE

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

As described in greater detail elsewhere in this proxy statement, the compensation programs for our named executive officers are structured to provide compensation that is competitive externally, fair internally and based upon performance. We seek to closely align the interests of our named executive officers with the interests of our stockholders. To that end, we believe that an executive’s total annual cash compensation should vary with the Company’s and the individual’s performance in achieving financial and non-financial objectives, and that any long-term incentive compensation that is awarded should be closely aligned with our stockholders’ interests. Thus, long-term incentive compensation should be generally comprised of equity-based awards, the value of which cannot be realized immediately and depends upon the long-term performance of the Company.

At the Annual Meeting, our Board of Directors will request your advisory vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors, and will not be construed as overruling a decision by Brookdale or our Board or creating or implying any additional fiduciary duty for Brookdale or our Board. In addition, the vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Although the vote is non-binding, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers. Until such time as the next advisory vote on the frequency of advisory votes on executive compensation is submitted to stockholders (or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company), the Company will include a non-binding advisory stockholder vote on executive compensation in its proxy materials on an annual basis. The next advisory vote on executive compensation is expected to occur at our 2015 annual meeting of stockholders.

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules.

PROPOSAL NUMBER FOUR

VOTE TO APPROVE THE BROOKDALE SENIOR LIVING INC.

2014 OMNIBUS INCENTIVE PLAN

Introduction

The Board adopted the Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”) on June 5, 2014 (the “Effective Date”), subject to stockholder approval. The 2014 Plan will become effective as of the Effective Date upon such stockholder approval and will not become effective if such approval is not received.

We currently maintain the Brookdale Senior Living Inc. Omnibus Stock Incentive Plan, as amended and restated from time to time (the “Omnibus Stock Incentive Plan”), which provides for the issuance of cash and equity-based awards in various forms. As of the record date of the Annual Meeting, approximately 1,391,474 shares of our common stock remained available for issuance under the Omnibus Stock Incentive Plan, and there were 3,205,536 outstanding awards as of such date. If our stockholders approve the 2014 Plan, no new awards will be granted under the Omnibus Stock Incentive Plan, provided that awards that are outstanding under the Omnibus Stock Incentive Plan as of the date of such stockholder approval will remain outstanding and will continue to vest subject to the terms and conditions of the Omnibus Stock Incentive Plan and the applicable awards agreements.

If our stockholders vote to approve the 2014 Plan, approximately 7,391,474 shares of our common stock, which includes the 1,391,474 shares of our common stock that remain available for issuance under the Omnibus Stock Incentive Plan as of the record date, will be available for grants of equity awards under the 2014 Plan. In addition, any shares that become available for reuse under the terms of the Omnibus Stock Incentive will be available for issuance under the 2014 Plan. As of the close of business on the record date, the closing price of a share of our common stock traded on the NYSE was $31.85.

Rationale for Adoption of the 2014 Plan

Grants of equity-based awards to our employees, directors and consultants are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to the Company, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. Grants of equity-based awards to our employees, directors and consultants are also designed to encourage stock ownership by such individuals, which serves to align their interest with the interests of our stockholders.

As of the record date, approximately 1,391,474 shares of our common stock remained available for issuance under the Omnibus Stock Incentive Plan. In 2013, we granted awards under the Omnibus Stock Incentive Plan covering 1,328,234 shares of our common stock, and to date, in 2014, we granted awards under the Omnibus Stock Incentive Plan covering 1,073,955 shares of our common stock. If the 2014 Plan is not approved by our stockholders, the Omnibus Stock Incentive Plan will remain in effect. However, we expect to exhaust the shares of our common stock that remain available for awards under the Omnibus Stock Incentive Plan by 2015. In addition, the term of the Omnibus Stock Incentive Plan is scheduled to expire in 2015. We are therefore requesting that our stockholders vote to approve the adoption of the 2014 Plan, pursuant to which approximately 7,391,474 shares of our common stock will be available for awards under the 2014 Plan, as increased by any shares that become available for reuse under the terms of the Omnibus Stock Incentive Plan due to forfeitures or cancellations of awards outstanding thereunder.

In determining the number of shares of our common stock to be reserved for issuance under the 2014 Plan, the Compensation Committee, with the assistance of F.W. Cook (the Compensation Committee’s independent compensation consultant), conducted an evaluation of our overall executive compensation plans and programs, including the Omnibus Stock Incentive Plan and the shares of our common stock remaining available for issuance thereunder. In addition, the Compensation Committee evaluated the overhang, historic share usage and burn rate metrics under the Omnibus Stock Incentive Plan. For additional information on our overhang, historic annual share usage and burn rate metrics under the Omnibus Stock Incentive Plan, see the section entitled “—Overhang and Historical Annual Share Usage” below. Based on this review, the Compensation Committee and the Board determined that it was advisable and in best interest of our stockholders to adopt the 2014 Plan, with the number of shares of our common stock to be reserved for issuance thereunder as described above, to ensure that we can continue to provide a proper level of compensation to our employees, directors and consultants. We anticipate that the number of shares of our common stock to be reserved for issuance under the 2014 Plan will allow us to continue making equity grants for approximately four years, assuming that we continue to make awards consistent with our historical practice (and giving effect to additional employees resulting from the Merger).

In addition, the adoption of the 2014 Plan and its approval by our stockholders is intended to permit the grant of awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, which generally limits the annual deduction that we may take for compensation of our covered officers, which consist of our Chief Executive Officer and our three other most highly compensated executive officers (other than our Chief Financial Officer) who are serving at the end of the year. Under Section 162(m) of the Internal Revenue Code, certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. Among these requirements is a requirement that the material terms pursuant to which the performance-based compensation is to be paid be disclosed to and approved by our stockholders. Accordingly, if the 2014 Plan is approved by our stockholders and the other conditions of Section 162(m) of the Internal Revenue Code relating to performance-based compensation are satisfied, qualified performance-based compensation paid to our covered officers pursuant to the 2014 Plan will not fail to be deductible due to the operation of Section 162(m) of the Internal Revenue Code.

Overhang and Historical Annual Share Usage

While equity-based awards are an important part of our long-term incentive compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity-based awards to minimize stockholder dilution. Stockholder approval of the 2014 Plan will enable us to continue to effectively incentivize our employees, directors and consultants while maintaining reasonable overhang and burn rates.

Overhang. As of the record date of the Annual Meeting, we had approximately 3,205,536 shares of our common stock subject to outstanding awards under the Omnibus Stock Incentive Plan and 1,391,474 shares of our common stock available for future awards under the Omnibus Stock Incentive Plan, which together represented approximately 3.7% of the shares of our common stock outstanding (the “Overhang Percentage”) as of the record date. The 6,000,000 additional shares of our common stock proposed to be included in the share reserve under the 2014 Plan would increase the Overhang Percentage by an additional approximately 4.8% to 8.5% (without giving effect to the shares of our common stock to be issued in connection with the Merger).

Share Usage. The annual share usage under the Omnibus Stock Incentive Plan for the last three fiscal years was as follows (numbers in thousands, other than RSUs and percentages):

		Fiscal Year 2013	Fiscal Year 2012	Fiscal Year 2011	3 Year Average
A	Total Shares Granted During Fiscal Year(1)	1,328	1,592	2,091	1,670
B	Weighted Average Shares used in computing basic and diluted net loss per share	123,671	121,991	121,161	122,274
C	Burn Rate (A / B)	1.1%	1.3%	1.7%	1.4%

(1)	These amounts do not exclude any cancelled or forfeited awards. These amounts exclude 2,842 RSUs granted in 2013, 3,254 RSUs granted in 2012 and no RSUs granted in 2011. All awards granted to date under the Omnibus Stock Incentive Plan are full value awards (shares of restricted stock and RSUs).

Description of the 2014 Plan

The following is a summary of the material provisions of the 2014 Plan. This summary is qualified in its entirety by reference to the 2014 Plan itself, a copy of which is attached hereto as Appendix A and incorporated by reference herein.

Types of Awards; Eligibility

The 2014 Plan provides for the issuance of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights (“SARs”), restricted shares, restricted stock units (“RSUs”), unrestricted shares, performance awards (which may include cash awards) and other stock-based awards to our employees, directors and consultants. As of the record date of the Annual Meeting, approximately 500 employees, directors and consultants will be eligible to receive awards under the 2014 Plan under the Company’s current compensation programs. Actual awards under the 2014 Plan will be made only at the discretion of the Compensation Committee.

Shares Available; Certain Limitations

The number of shares of our common stock reserved and available for issuance under the 2014 Plan will be equal to the sum of (i) 6,000,000 shares of our common stock, (ii) the 1,391,474 shares of our common stock reserved but unissued under the Omnibus Stock Incentive Plan as of the record date and (iii) the number of shares of our common stock that become available for reuse under the terms of the Omnibus Stock Incentive Plan. All shares of our common stock that are available for the grant of awards under the 2014 Plan may be granted as incentive stock options.

Pursuant to Section 162(m) of the Internal Revenue Code, (i) no individual will be granted options or SARs for more than 500,000 shares of our common stock during any fiscal year and (ii) no individual who is likely to be a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code will be granted either (A) restricted shares, RSUs, unrestricted shares, performance awards or other stock-based awards for more than 500,000 shares of our common stock during any fiscal year or (B) an award denominated in cash in excess of $2,000,000 during any fiscal year.

Non-employee directors are eligible to receive awards under the 2014 Plan, as determined by the Compensation Committee; however, a non-employee director may not be granted awards under the 2014 Plan for more than 50,000 shares of our common stock or awards denominated in cash for more than $300,000 during any fiscal year.

Administration; No Repricing

The 2014 Plan will be administered by the Compensation Committee (sometimes referred to as the “plan administrator”). The plan administrator may interpret the 2014 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2014 Plan. The 2014 Plan permits the plan administrator to select the employees, directors and consultants who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price, the number of shares subject to awards, the term of the awards and the vesting schedule applicable to awards, and to amend the terms and conditions of outstanding awards, including but not limited to extending the exercise period of such awards and accelerating the vesting schedule of such awards. Notwithstanding the foregoing, the plan administrator may not reprice or cancel and regrant any stock option, or if applicable, any other award at a lower exercise price or purchase price, or cancel any award with an exercise, base or purchase price in exchange for cash, property and other award, without first obtaining stockholder approval.

2014 Plan Term

The 2014 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Restricted Shares and RSUs

Restricted shares and RSUs may be granted under the 2014 Plan. The plan administrator will determine the purchase price, vesting schedule and performance objectives, if any, with respect to the grant of restricted shares and RSUs; provided, however, that time-based restricted shares must generally have a vesting schedule of not less than three years from the date of grant and performance-based restricted shares must generally have a vesting schedule of not less than one year from the date of grant. Any time-based restricted share award granted with a three-year vesting schedule may provide for no more favorable ratable vesting than one-third per year. If the restrictions, performance objectives or other conditions determined by the plan administrator are not satisfied, the restricted shares and RSUs will be forfeited. Notwithstanding the foregoing, restricted shares and RSUs granted to non-employee directors will not be subject to the vesting limitations described in this paragraph.

Subject to the provisions of the 2014 Plan and applicable award document, the plan administrator may provide for the lapse of restrictions on restricted shares and RSUs in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including, but not limited to, the attainment of certain performance objectives, a participant’s termination of employment or service or a participant’s death or disability. The rights of restricted share and RSU holders upon a termination of employment or service will be set forth in individual award documents.

Except as otherwise provided in an award document, a participant granted restricted shares will generally not have the right to receive dividends or vote with respect to such restricted shares until such restricted shares have vested. With respect to RSUs, during the restricted period, subject to the terms and conditions imposed by the plan administrator in the award documents, the RSUs may be credited with dividend equivalent rights.

Performance Awards

Performance awards may be granted by the plan administrator under the 2014 Plan. A performance award consists of a right that is (i) denominated in cash or shares of our common stock, (ii) valued, as determined by the plan administrator, in accordance with, or subject to, the achievement of such performance objectives during such performance periods as the plan administrator shall establish, and (iii) payable at such time and in such form as the plan administrator shall determine. Performance awards may be paid in a lump sum or in installments or on a deferred basis. Termination of a participant’s employment or service prior to the end of any performance period will result in the forfeiture of the performance award for that period, and no payments will be made with respect to that period, except that the plan administrator at or after grant may provide that certain performance awards may be paid upon certain terminations of the participant’s employment or service with the Company.

Stock Options

Stock options, including incentive stock options or nonqualified stock options, may be granted under the 2014 Plan. The incentive stock options (“ISOs”) granted under the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code and may only be granted to our employees or any employee of any of our subsidiaries. The exercise price of all stock options granted under the 2014 Plan will be determined by the plan administrator, provided that no option will be granted under the 2014 Plan with an exercise price that is less than 100% of the fair market value of a share of our common stock on the date of grant. Further, the exercise price of ISOs granted to stockholders who own greater than 10% of our voting stock will not be granted at a price less than 110% of the fair market value of a share of our common stock on the date of grant. The term of all stock options granted under the Plan will be determined by the plan administrator, but may not exceed 10 years (5 years for ISOs granted to stockholders who own greater than 10% of our voting stock). To the extent that the aggregate fair market value (as of the date the options were granted) of shares of our common stock subject to ISOs granted to an optionee that first become exercisable in any calendar year exceed $100,000, the excess options will be treated as nonqualified stock options. Each stock option will be exercisable (including in the event of the optionee’s termination of employment or service) at such time and pursuant to such terms and conditions as determined by the plan administrator in the applicable stock option agreement.

Stock Appreciation Rights

SARs may be granted under the 2014 Plan either alone or in conjunction with all or part of any stock option granted under the 2014 Plan. A free-standing SAR granted under the 2014 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over a specified price fixed by the plan administrator (which must be no less than the fair market value of a share of our common stock on the date of grant). A SAR granted in conjunction with all or part of a stock option under the 2014 Plan entitles its holder to receive, at the time of exercise of the SAR and the surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the exercise price of the related stock option. The maximum term of all SARs granted under the 2014 Plan will be determined by the plan administrator, but may not exceed 10 years. The plan administrator may determine to settle the exercise of a SAR in shares of our common stock, cash, or any combination thereof.

Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other Stock Based Awards; Unrestricted Shares

The plan administrator is also authorized to grant other stock-based awards to participants, which may include dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions as permitted by the 2014 Plan. In addition, fully vested shares of our common stock may be granted under the 2014 Plan.

Performance Goals

The vesting and/or payment of awards granted under the 2014 Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code will be based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; costs, cost growth or cost rate of growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation or information technology goals, or goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies, processes and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xix) Cash From Facility Operations (“CFFO”) or CFFO per share; adjusted CFFO or adjusted CFFO per share; CFFO, adjusted CFFO, CFFO per share or adjusted CFFO per share growth; or other operating cash flow measures; (xx) Facility Operating Income (“FOI”) or FOI per share; (xxi) Adjusted EBITDA or Adjusted EBITDA per share; (xxii) net operating income (“NOI”) or NOI per share; and (xxiii) any combination of, or a specified increase in, any of the foregoing.

The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to us or any of our affiliates, or one of our divisions or strategic business units or a division or strategic business unit of any of our affiliates, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the plan administrator. The business criteria may also be subject to a threshold level of performance below which no payment will be made or no vesting shall occur, levels of performance at which specified payments will be made or specified vesting shall occur, and a maximum level of performance above which no additional payment will be made or at which full vesting shall occur. The business criteria may be determined in accordance with generally accepted accounting principles and achievement of the criteria will require certification by the plan administrator. To the extent permitted by Section 162(m) of the Internal Revenue Code, the plan administrator will make equitable adjustments to the business criteria in recognition of unusual or non-recurring events affecting us or any of our affiliates or our financial statements or the financial statements of any of our affiliates, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Any awards granted to “covered employees” for purposes of Section 162(m) of the Internal Revenue Code that are intended to qualify as “performance-based compensation” must be based solely upon one or more of these business criteria. No later than 90 days following the commencement of a performance period (or such other time as may be required or permitted under Section 162 (m) of the Internal Revenue Code), the Compensation Committee must, in writing (i) select the performance goal or goals applicable to the performance period, (ii) establish the various targets and bonus amounts which may be earned for such performance period, and (iii) specify the relationship between performance goals and targets and the amounts to be earned by each participant for the performance period.

Merger, Consolidation and Other Changes in Corporate Structure

In the event of a merger, consolidation, reorganization, recapitalization, stock dividend or other change in corporate structure, the plan administrator may make an equitable substitution or proportionate adjustment in (1) the aggregate number of shares reserved for issuance under the 2014 Plan, (2) the maximum number of shares that may be subject to awards granted to any participant in any fiscal year, (3) the kind, number and exercise price of shares subject to outstanding stock options and SARs granted under the 2014 Plan, and (4) the kind, number and purchase price of shares subject to outstanding awards granted under the 2014 Plan. In addition, the plan administrator, in its discretion, may terminate all awards in exchange for the payment of cash or in-kind consideration.

Change in Control

Unless otherwise determined by the plan administrator and evidenced in an award document, in the event that (i) a “change in control” (as defined below) occurs and (ii) a participant’s employment or service is terminated by us or any of our successors or affiliates without cause within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved.

Definition of Change in Control

For purposes of the 2014 Plan, the term “change in control” generally means, in summary: (1) any person or entity becomes the beneficial owner of our securities representing 50% of our then outstanding voting power; (2) an unapproved change in the majority membership of the Board; (3) the consummation of a merger of us or any of our subsidiaries with any other corporation, other than a merger immediately following which the individuals who comprise the Board immediately prior to the merger constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof; or (4) our stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale of all or substantially all of the Company’s assets, other than (a) a sale of such assets to an entity, at least 50% of the voting power of which is held by our stockholders following the transaction in substantially the same proportions as their ownership of us immediately prior to the transaction or (b) a sale of such assets immediately following which the individuals who comprise our Board immediately prior to such sale constitute at least a majority of the board of directors of the entity to which the assets are sold or, if that entity is a subsidiary, the ultimate parent thereof. Notwithstanding the foregoing, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which stockholders of the Company immediately prior thereto hold the same proportionate equity interest in the entity which owns all or substantially all of the assets of the Company immediately thereafter.

Amendment, Alteration and Termination

The terms of the 2014 Plan provide that the Board may amend, alter or terminate the 2014 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator, however, reserves the right to amend, modify or supplement an award to either bring it into compliance with Section 409A of the Internal Revenue Code, or to cause the award not to be subject to such Section.

New Plan Benefits

As noted above, participants in the 2014 Plan will generally be selected in the discretion of the Compensation Committee from among our employees, directors and consultants. Thus, the benefits or amounts that will be received by or allocated to any individual or group generally are not determinable at this time.

Registration with SEC

We intend to file with the SEC a registration statement on Form S-8 covering the shares of our common stock issuable under the 2014 Plan.

Certain Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax aspects of awards that may be granted under the 2014 Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and the exact tax consequences to any participant will depend upon his or her particular circumstances and other factors. Plan participants must consult their tax advisors with respect to any state, local and foreign tax considerations or particular federal tax implications of awards granted under the 2014 Plan.

Restricted Shares

A participant receiving restricted shares generally recognizes ordinary income in the amount of the fair market value of the restricted shares at the time the shares are no longer subject to forfeiture, less the consideration paid for the shares. The Company is generally entitled to a deduction of an amount equal to such ordinary income recognized by the participant. With respect to the sale of shares after the forfeiture period has expired, the tax basis for determining gain or loss when such shares are sold is the amount included in ordinary income plus any purchase price paid for the shares, and the holding period to determine whether the participant has long-term or short term capital gain or loss generally begins when the restriction period expires.

However, under Section 83(b) of the Internal Revenue Code, a participant may elect, within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the restricted shares (determined without regard to the restrictions) over the purchase price of the restricted shares. The Company is entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable. If the shares appreciate in value between the time of the 83(b) election and the date the shares are no longer subject to forfeiture, the tax on the appreciation will be deferred until such time as the shares are sold. When such appreciated shares are sold, the tax basis for determining gain or loss is equal to the taxable ordinary income recognized on the date of grant plus any purchase price paid for the shares, and the holding period commences on the date of grant.

If, after making an 83(b) election, the shares are forfeited, the participant will be entitled to claim a tax loss in an amount equal to the purchase price paid for the forfeited shares, if any, less any amount realized on the forfeiture. However, a tax loss may not be claimed for the amount recognized as ordinary income as a result of the election.

Restricted Stock Units

In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Performance Awards

A participant who receives a performance award generally recognizes ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. We generally will be entitled to a tax deduction at the same time and in the same amount.

Incentive Stock Options

No taxable income is recognized by the participant upon the grant or exercise of an ISO. If shares of our common stock are issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (i) upon the sale of the shares, any amount realized in excess of the exercise price is taxed to the participant as long-term capital gain, and any loss sustained will be a capital loss; and (ii) no deduction is allowed to the Company for federal income tax purposes. The exercise of an ISO gives rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

If shares of our common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the holding periods described above, then generally: (i) the participant recognizes ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (ii) the

Company is entitled to deduct any such recognized amount. Any further gain or loss realized by the participant is taxed as short-term or long-term capital gain or loss, as the case may be, and does not result in any deduction by the Company.

Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant’s employment, the option is generally taxed as a non-qualified stock option.

Nonqualified Stock Options

Except as noted below, with respect to nonqualified stock options: (i) no income is recognized by the participant at the time the option is granted; (ii) generally upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation (or depreciation) after the date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

Stock Appreciation Rights

No income is recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant generally recognizes ordinary income in an amount equal to the amount of cash and the fair market value of any shares received. The Company is entitled to a deduction at the time and in the amount included in the participant’s income by reason of the exercise. If the participant receives shares of our common stock upon exercise of a SAR, the post-exercise appreciation or depreciation is treated in the same manner discussed above under “Nonqualified Stock Options.”

Other Awards

The federal income tax treatment of other stock-based awards depends on the nature of any such awards and the restrictions applicable to such awards. Such awards may, depending on the conditions applicable to the awards, be taxable as an option, awards of restricted stock or in a manner not described herein. With respect to cash awards and unrestricted shares granted under the 2014 Plan, generally when the participant receives such award, the amount of cash and/or the fair market value of the shares of our common stock received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Equity Compensation Plans

The following table provides certain information as of December 31, 2013 with respect to our current equity compensation plans (after giving effect to shares issued and/or vesting on such date):

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)(1)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders(2)(3)	—	—	3,224,423
Equity compensation plans not approved by security holders(4)	—	—	83,970
Total	—	—	3,308,393

(1)	In addition to options, warrants, and rights, our Omnibus Stock Incentive Plan allows awards to be made in the form of shares of restricted stock, restricted stock units or other forms of equity-based compensation. As of December 31, 2013, 3,372,937 shares of unvested restricted stock and 6,096 restricted stock units issued under our Omnibus Stock Incentive Plan were outstanding. As of the record date of the Annual Meeting, 3,198,686 shares of unvested restricted stock and 6,850 restricted stock units issued under our Omnibus Stock Incentive Plan were outstanding. Such restricted shares and restricted stock units are not reflected in the table above.
(2)	The number of shares remaining available as of December 31, 2013 for future issuance under equity compensation plans approved by security holders consists of 1,840,974 shares remaining available for future issuance under our Omnibus Stock Incentive Plan and 1,383,449 shares remaining available for future issuance under our Associate Stock Purchase Plan. As of the record date of the Annual Meeting, 2,762,419 shares remained available for future issuance under equity compensation plans approved by security holders, consisting of 1,391,474 shares remaining available for future issuance under our Omnibus Stock Incentive Plan and 1,370,945 shares remaining available for future issuance under our Associate Stock Purchase Plan.
(3)	Under the terms of our Omnibus Stock Incentive Plan, the number of shares reserved and available for issuance will increase annually each January 1 by an amount equal to the lesser of (1) 400,000 shares or (2) 2% of the number of outstanding shares of our common stock on the last day of the immediately preceding fiscal year. Pursuant to this provision, on January 1, 2014, the number of shares reserved and available for issuance under our Omnibus Stock Incentive Plan was increased by 400,000 shares.
(4)	Represents shares remaining available for future issuance under our Director Stock Purchase Plan as of December 31, 2013. As of the record date of the Annual Meeting, 83,342 shares remained available for future issuance under our Director Stock Purchase Plan. Under the existing compensation program for the members of our Board of Directors, each non-affiliated director has the opportunity to elect to receive either immediately vested shares or restricted stock units in lieu of up to 50% of his or her quarterly cash compensation. Any immediately vested shares that are elected to be received will be issued pursuant to the Director Stock Purchase Plan. Under the director compensation program, all cash amounts are payable quarterly in arrears, with payments to be made on April 1, July 1, October 1 and January 1. Any immediately vested shares that a director elects to receive under the Director Stock Purchase Plan will be issued at the same time that cash payments are made. The number of shares to be issued will be based on the closing price of our common stock on the date of issuance (i.e., April 1, July 1, October 1 and January 1), or if such date is not a trading date, on the previous trading day’s closing price. Fractional amounts will be paid in cash. The Board of Directors initially reserved 100,000 shares of our common stock for issuance under the Director Stock Purchase Plan.

Recommendation by the Board of Directors

The Board of Directors has determined that the adoption of the 2014 Plan is advisable and in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR the adoption of the 2014 Plan.

Deadline for Submitting Stockholder Proposals

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting proxy statement must submit their proposals so that they are received at Brookdale’s principal executive offices no later than February 6, 2015. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Under our Bylaws, in order for a stockholder proposal to be included in our proxy statement and form of proxy for our next annual meeting, the stockholder must be a stockholder of record on the date the notice is given, and the notice must be received by Brookdale between March 9, 2015 and April 8, 2015 unless the 2015 annual meeting is called for a date that is not within twenty-five days before or after July 7, 2015, in which case the notice must be received by Brookdale not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

The notice must set forth, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (b) the stockholder’s name and record address, (c) the class or series and number of shares of capital stock of Brookdale that the stockholder owns beneficially or of record, (d) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of the business by the stockholder and any material interest of the stockholder in the business and (e) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring the business before the meeting.

The notice should be mailed to the Secretary of Brookdale at “Attention: Secretary, Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027”. Brookdale reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Other Matters

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy or their substitutes acting thereunder, to vote, or otherwise act, in accordance with their best judgment on those matters.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

Additional Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027, Attention: Secretary, and can also be accessed through our website at www.brookdale.com.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 may be obtained, without charge, by any stockholder to whom this proxy statement is sent, upon written request to Chad C. White, Secretary, Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, Tennessee 37027, Attention: Secretary.

APPENDIX A

BROOKDALE SENIOR LIVING INC.

2014 OMNIBUS INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of this plan is the Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to provide additional incentive to selected employees, directors and Consultants (as hereinafter defined) of the Company or its Subsidiaries (as hereinafter defined) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts shall result in the long-term growth and profitability of the Company. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with the interests of the Company’s stockholders, and to permit the payment of compensation that qualifies as “performance-based compensation” under Section 162(m) of the Code (as hereinafter defined). To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, unrestricted Shares, Performance Awards (which may include cash awards), Other Stock-Based Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b) “Affiliate” means an affiliate of the Company (or other referenced entity, as the case may be) as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, unrestricted Share, Performance Award, or Other Stock-Based Award granted under the Plan.

(d) “Award Document” means any written agreement, contract or other instrument or document evidencing an Award.

(e) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(f) “Board” means the Board of Directors of the Company.

(g) “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(h) “Cause” has the meaning set forth in the Participant’s employment or other agreement with the Company or any of its Affiliates, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause means (i) the continued failure by the Participant to substantially perform his or her duties and obligations to the Company or any of its Affiliates, including without limitation, repeated refusal to follow the reasonable directions of his or her employer, intentional violation of law in the course of performance of the duties of Participant’s employment or service with the Company or any of its Affiliates, engagement in misconduct which is materially injurious to the Company or any of its Affiliates, repeated absences from work without a reasonable excuse, or intoxication with alcohol or illegal drugs while on the Company’s or any Affiliate’s premises during

1

regular business hours (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) the Participant’s fraud or material dishonesty against the Company or any of its Affiliates; or (iii) the Participant’s conviction or plea of guilty or nolo contendere for the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Administrator in its sole discretion.

(i) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) dividend (whether in the form of cash, Common Stock, or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) declaration of a special dividend (including a cash dividend) or other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(j) “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (ii) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to

2

have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(l) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) an “outside director” within the meaning of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as “performance-based compensation” under Section 162(m) of the Code), (ii) a “non-employee director” within the meaning of Rule 16b-3 and (iii) any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Certificate of Incorporation or Bylaws, as amended from time to time, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(m) “Common Stock” means the common stock, par value $.01 per share, of the Company.

(n) “Company” means Brookdale Senior Living Inc. (or any successor corporation).

(o) “Consultant” means a consultant or advisor who is a natural person, engaged to render bona fide services to the Company or any of its Subsidiaries.

(p) “Covered Officer” means any individual who is or is likely to be a “covered employee” as defined in Section 162(m) of the Code with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or become vested.

(q) “Disability” means that a Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or any of its Affiliates.

(r) “Eligible Recipient” means any employee, director or Consultant of the Company or any of its Subsidiaries who has been selected as an eligible participant by the Administrator.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(t) “Exercise Price” means the per share price at which a holder of an Award may purchase the Shares issuable upon exercise of such Award.

(u) “Fair Market Value” as of a particular date means the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided, however, that if the Common Stock is admitted to trading on a national securities exchange, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on such date, or, if no sale was reported on such date, the closing sale price reported for such share on such exchange on the last day preceding such date on which a sale was reported.

3

(v) “Incentive Stock Option” means an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated in the applicable Award Document as an Incentive Stock Option.

(w) “Non-Employee Director” means a director of the Company who is not an officer, employee or Consultant of the Company or of any Subsidiary.

(x) “Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it shall not be treated as an Incentive Stock Option.

(y) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

(z) “Other Stock-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including but not limited to dividend equivalents or performance units, each of which may be subject to the attainment of performance objectives, including objectives based on one or more of the Performance Goals, a period of continued employment or service or other terms or conditions as permitted under the Plan.

(aa) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 hereof, to receive grants of Awards, and upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(bb) “Performance Award” means an award under Section 11 hereof.

(cc) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per Share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; costs, cost growth or rate of cost growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) Common Stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation or information technology goals, or goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies, processes and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xix) Cash From Facility Operations (“CFFO”) or CFFO per Share; adjusted CFFO or adjusted CFFO per Share; CFFO, adjusted CFFO, CFFO per Share or adjusted CFFO per Share growth; or other operating cash flow measures; (xx) Facility Operating Income (“FOI”) or FOI per Share; (xxi) Adjusted EBITDA or Adjusted EBITDA per Share; (xxii) net operating income (“NOI”) or NOI per Share; and (xxiii) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any of its Affiliates, or a division or strategic business unit of the Company or any of its Affiliates, or may be applied to the performance of the Company relative to a market

4

index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that, to the extent permitted by Section 162(m) of the Code to the extent applicable, the Committee shall make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any of its Affiliates or the financial statements of the Company or any of its Affiliates, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Notwithstanding the foregoing, the Committee shall take any actions pursuant to this paragraph to the extent necessary and desirable to maintain qualification of Awards as “performance-based compensation” under Section 162(m) of the Code.

(dd) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

(ee) “Restricted Share” means a Share, granted pursuant to Section 9 hereof, subject to certain restrictions that lapse at the end of a specified period or periods and/or upon the attainment of specified performance objectives, including objectives based on one or more Performance Goals.

(ff) “Restricted Stock Unit” means a right, granted pursuant to Section 9 hereof, to receive an amount in cash or Shares (or any combination thereof) equal to the Fair Market Value of a Share at the end of a specified deferral period or periods and/or upon the attainment of specified performance objectives, including objectives based on one or more of the Performance Goals.

(gg) “Retirement” means a termination of a Participant’s employment or service, other than for Cause, on or after attainment of age 65.

(hh) “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

(ii) “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(jj) “Stock” means Common Stock.

(kk) “Stock Appreciation Right” means a right, granted under Section 8 hereof, to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or such portion thereof.

(ll) “Subsidiary,” when used to determine whether an individual service provider can be an Eligible Recipient of an Award hereunder, means any corporation or other entity in a chain of corporations or other entities (beginning with the Company and ending with the Subsidiary to which the service provider provides direct services on the date of grant of the Award) in which each corporation or other entity has a “controlling interest” in another corporation or other entity in the chain and as to which the Company is consequently an “eligible issuer of service recipient stock” (within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii)(E)). An additional requirement

5

applies when “Subsidiary” is used to determine whether an employee can be an Eligible Recipient of an Incentive Stock Option Award: “Subsidiary” then is also required to be a corporation in an unbroken chain of corporations beginning with the Company, with each of the corporations (other than the last corporation in the unbroken chain) owning stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain at the time of the granting of the Incentive Stock Option Award.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as “performance-based compensation” under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, unrestricted shares, Performance Awards, Other Stock-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine whether Options are intended to be Incentive Stock Options or Nonqualified Stock Options, provided, however, that Incentive Stock Options can only be granted to employees of the Company or any of its Subsidiaries (within the meaning of Sections 424(e) and (f) of the Code);

(4) to determine the number of Shares to be covered by each Award granted hereunder;

(5) to determine the terms and conditions, subject to the requirements of Section 409A of the Code and not inconsistent with the terms of the Plan (including Section 17(f) hereof), of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to awards of Restricted Shares or Restricted Stock Units and the conditions under which restrictions applicable to such awards of Restricted Shares or Restricted Stock Units shall lapse, (ii) the performance objectives and periods applicable to each Award, provided that the performance objectives shall be determined no later than such time as is required to ensure that any underlying Award which is intended to qualify as “performance-based compensation” under Section 162(m) of the Code so qualifies, (iii) the Exercise Price, (iv) the vesting schedule applicable to Awards, (v) the number of Shares subject to Awards and (vi) any amendments to the terms and conditions of outstanding Awards, including, but not limited to extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);

(6) to determine the terms and conditions, subject to the requirements of Section 409A of the Code and not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards granted hereunder;

(7) to determine the Fair Market Value for any purpose;

(8) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of their employment or service for purposes of Awards granted under the Plan;

(9) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

6

(10) to construe and interpret the terms and provisions of the Plan and any Award granted under the Plan (and any Award Document relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c) Notwithstanding paragraph (b) of this Section 3, (i) neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price, or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Award, without first obtaining the approval of the Company’s stockholders, and (ii) neither the Board, the Committee nor their respective delegates shall have the authority to take any action that would cause any Award granted under the Plan to fail to comply with Section 409A of the Code and any regulations or guidance promulgated thereunder.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any of its Affiliates acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any of its Affiliates acting on their behalf shall, to the maximum extent permitted by law and the Bylaws, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

(e) Notwithstanding anything in this Plan to the contrary, all awards to Non-Employee Directors shall be administered by the Compensation Committee of the Board.

Section 4. Shares Reserved for Issuance Under the Plan.

(a) Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to the sum of (i) 6,000,000 shares of Common Stock, (ii) the number of shares of Common Stock reserved but unissued under the Brookdale Senior Living Inc. Omnibus Incentive Plan (as amended from time to time, the “2005 Plan”) as of the Effective Date and (iii) the number of shares of Common Stock that become available for reuse under the 2005 Plan following the Effective Date in accordance with the provisions of Section 4 thereof. All such shares of Common Stock that are available for the grant of Awards under the Plan may be granted as Incentive Stock Options.

(b) Notwithstanding anything in this Plan to the contrary, and subject to Section 5 hereof, from and after such time as the Plan is subject to Section 162(m) of the Code:

(1) No individual (including an individual who is a Covered Officer) will be granted Options or Stock Appreciation Rights for more than 500,000 Shares during any fiscal year.

(2) No individual who is a Covered Officer will be granted (A) Restricted Shares, Restricted Stock Units, unrestricted Shares, Performance Awards or Other Stock-Based Awards for more than 500,000 Shares during any fiscal year or (B) an Award denominated in cash in excess of $2,000,000 during any fiscal year.

Any determination made in respect of the limitation set forth in this paragraph (b) shall be made in a manner consistent with Section 162(m) of the Code.

(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award

7

shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Option or Stock Appreciation Right under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Option or Stock Appreciation Right under the Plan, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right is settled by the delivery of a net number of Shares, the full number of Shares underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for Awards under the Plan. In addition, (i) to the extent an Award is denominated in Shares, but paid or settled in cash, the number of Shares with respect to which such cash payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any fiscal year, (ii) the kind, number and Exercise Price relating to outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) performance objectives, including objectives based on one or more of the Performance Goals (to the extent permitted by Section 162(m) of the Code to the extent applicable) and (iv) the kind, number and purchase price of Shares subject to outstanding awards of Restricted Shares, Restricted Stock Units, Performance Awards or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion, provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property of the aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding the foregoing, with respect to Incentive Stock Options, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such Section. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals who qualify as Eligible Recipients; provided, however, that Incentive Stock Options may only be granted to employees of the Company or any of its Subsidiaries. Non-Employee Directors shall also be eligible for Awards under the Plan, as determined by the Compensation Committee of the Board from time to time; provided, however, that no Non-Employee Director shall be granted Awards for more than 50,000 Shares during any fiscal year or Awards denominated in cash for more than $300,000 during any fiscal year.

Section 7. Options.

(a) General. The grant of an Option shall be evidenced by an Award Document, containing such terms and conditions as the Administrator shall determine, in its discretion, which Award Document shall set forth, among

8

other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. Each Option shall be clearly identified in the applicable Award Document as either an Incentive Stock Option or a Nonqualified Stock Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Document.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, provided that the Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Subsidiary and an Incentive Stock Option is granted to such Participant, the Exercise Price of such Incentive Stock Option (to the extent required at the time of grant by the Code) shall be no less than one hundred and ten percent (110%) of the Fair Market Value on the date such Incentive Stock Option is granted.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted, except that Incentive Stock Options granted to a Participant who owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Subsidiary, shall not be exercisable more than five years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Document. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance objectives, as shall be determined by the Administrator in the applicable Award Document. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f) Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting

9

power of all classes of stock of the Company or of any Subsidiary unless (i) the Exercise Price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(g) Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 16 hereof and, if requested, has given the representation described in paragraph (b) of Section 17 hereof.

(h) Transfers of Options. Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Stock Option, no Option granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. The Administrator may, in its sole discretion, subject to applicable law, permit the gratuitous transfer during a Participant’s lifetime of a Nonqualified Stock Option, (i) by gift to a member of the Participant’s immediate family, (ii) by transfer by instrument to a trust for the benefit of such immediate family members, or (iii) to a partnership or limited liability company in which such family members are the only partners or members; provided, however, that, in addition to such other terms and conditions as the Administrator may determine in connection with any such transfer, no transferee may further assign, sell, hypothecate or otherwise transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution. Each such transferee shall agree to be bound by the provisions of this Plan and the applicable Award Document.

(i) Termination of Employment or Service. In the event of the termination of employment or service with the Company and all of its Affiliates of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(j) Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Participant, in the discretion of the Administrator. The Administrator shall follow any applicable provisions and regulations with respect to the treatment of Incentive Stock Options and the written policies of the Company (if any), including such rules, guidelines and practices as may be adopted pursuant to Section 3 hereof, as they may be in effect from time to time, with regard to such matters.

Section 8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; the number of Shares to be awarded, the price per share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a share of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Document.

10

(b) Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right until the Participant has exercised such Stock Appreciation Right, has satisfied the requirements of Section 16 hereof and, if requested, has given the representation described in paragraph (b) of Section 17 hereof.

(c) Exercisability.

(1) Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(2) Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8; provided, however, that a Related Right granted in connection with an Incentive Stock Option shall be exercisable only if and when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of such Option.

(d) Payment Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right (which price shall be no less than one hundred (100%) of the Fair Market Value on the date of grant) multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option (which price shall be no less than one hundred percent (100%) of the Fair Market Value on the date of grant) multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash or other property (or in any combination of Shares, cash or other property) to the extent that such settlement does not violate Section 409A of the Code.

(e) Non-Transferability.

(1) Free Standing Rights shall be transferable only when and to the extent that an Option would be transferable under Section 7 of the Plan.

(2) Related Rights shall be transferable only when and to the extent that the underlying Option would be transferable under Section 7 of the Plan.

(f) Termination of Employment or Service.

(1) In the event of the termination of employment or service with the Company and all of its Affiliates of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

11

(2) In the event of the termination of employment or service with the Company and all of its Affiliates of a Participant who has been granted one or more Related Rights, such Related Rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten years after the date such right is granted.

Section 9. Restricted Shares and Restricted Stock Units.

(a) General. Restricted Shares and Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which Restricted Shares or Restricted Stock Units shall be made; the number of Restricted Shares or Restricted Stock Units to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Stock Units; the Restricted Period (as defined in paragraph (b) of this Section 9), if any, applicable to Restricted Shares or Restricted Stock Units; the performance objectives, including objectives based on one or more Performance Goals, if any, applicable to awards of Restricted Shares or Restricted Stock Units; and all other conditions of the Restricted Shares and Restricted Stock Units. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Stock Units. The provisions of the Restricted Shares or Restricted Stock Units need not be the same with respect to each Participant.

(b) Restrictions and Conditions. Restricted Shares and Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(1) Subject to the provisions of the Plan and the Restricted Shares Award Document or Restricted Stock Units Award Document, as appropriate, governing any such Award, during such period as may be set by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Shares or Restricted Stock Units awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance objectives, the Participant’s termination of employment or service with the Company and all of its Affiliates, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 13 hereof.

(2) Except as may be otherwise provided in a Restricted Share Award Document, the Participant shall have no right with respect to Restricted Shares to vote as a stockholder of the Company during the Restricted Period or to receive dividends which are declared with respect to Restricted Shares with a record date during the Restricted Period. Unless otherwise provided in the applicable Award Document, any Shares receivable with respect to the Restricted Shares pursuant to an equitable adjustment under Section 5 hereof in connection with a Change in Capitalization shall be subject to the same restrictions as the Restricted Shares. The Participant shall generally not have the rights of a stockholder with respect to Restricted Stock Units during the Restricted Period; provided, however, that, subject to the requirements of Section 409A of the Code, the Restricted Stock Units Award Document may provide the Participant with the right to receive dividend equivalent payments with respect to the Restricted Stock Units subject to the Award during the Restricted Period (either currently or upon the delivery of the Shares, cash or other property, as applicable, in respect of the Restricted Stock Units). Unless

12

otherwise provided in an Award Document, upon the vesting of any Restricted Stock Units, there shall be delivered to the Participant, as soon as practicable following the date on which such Restricted Stock Units vest (but in any event within such period as is required to avoid the imposition of a tax under Section 409A of the Code), the number of Shares, cash or other property, as applicable, payable in respect of the Restricted Stock Units becoming so vested.

(c) Termination of Employment or Service. The rights of Participants granted Restricted Shares or Restricted Stock Units upon termination of employment or service with the Company and all of its Affiliates for any reason during the Restricted Period shall be set forth in the Award Document.

Section 10. Other Stock-Based Awards.

The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Document. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any performance objectives (including objectives based on one or more of the Performance Goals) and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

Section 11. Performance Awards.

(a) General. The Administrator shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Common Stock, (ii) valued, as determined by the Administrator, in accordance with, or subject to, the achievement of such performance objectives, including objectives based on one or more of the Performance Goals, during such performance periods as the Administrator shall establish, and (iii) payable at such time and in such form as the Administrator shall determine. All Performance Awards shall be subject to the terms and provisions of this Section 11.

(b) Restrictions and Conditions. Subject to the terms of this Plan and any applicable Award Document, the Administrator shall determine the performance objectives to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

(c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Administrator, on a deferred basis. Termination of employment or service prior to the end of any performance period will result in the forfeiture of the Performance Award for that period, and no payments will be made with respect to that period, except that the Administrator at or after grant may provide that certain Performance Awards may be paid upon certain terminations of the Participant’s employment or service with the Company. A participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Administrator may determine at or after grant.

Section 12. Certain Awards to Covered Officers.

Notwithstanding anything in this Plan to the contrary, to the extent necessary and desirable to maintain qualification of Awards as “performance-based compensation” under Section 162(m) of the Code, with respect to

13

grants of Awards, no later than ninety (90) days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the Performance Goal or Performance Goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between Performance Goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Document, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

Section 13. Change in Control Provisions.

Unless otherwise determined by the Administrator and evidenced in an Award Document, in the event that (i) a Change in Control occurs and (ii) the Participant’s employment or service is terminated by the Company, its successor or any of its Affiliates without Cause on or after the effective date of the Change in Control but prior to twelve (12) months following such Change in Control, then:

(a) any unvested or unexercisable portion of any Award carrying a right to exercise shall become vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.

Section 14. Amendment and Termination.

The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of Sections 162(m) or 422 of the Code, any rules of the stock exchange on which the Common Stock is traded or other applicable law. If any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Administrator reserves the right to (but is not obligated to) amend, modify or supplement such Award in order to cause it to either (i) not be subject to Section 409A of the Code or (ii) comply with the applicable provisions of Section 409A of the Code. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

Section 15. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 16. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, the minimum amount of any such applicable taxes

14

required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any applicable withholding tax requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable or (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.

Section 17. General Provisions.

(a) Shares shall not be issued pursuant to the exercise of any Option granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer which the Administrator determines, in its sole discretion, arise under applicable securities laws or are otherwise applicable.

(c) All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d) The Administrator may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(e) The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any of its Subsidiaries, as the case may be, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or service of any of its Eligible Recipients at any time.

(f) Notwithstanding anything in this Plan to the contrary, each time-based Restricted Share Award (or similar time-based full-value Award) granted hereunder must have a stated vesting or restricted period of not less than three years from the date of grant. The terms of any such Restricted Share Award may provide that the Award shall vest, and the restrictions shall lapse, in installments during the vesting or restriction period; provided, however, that any such Award granted with a three year vesting or restriction period may provide for no more favorable ratable vesting than one-third (1/3) per year. Notwithstanding anything in this Plan to the contrary, each performance-based Restricted Share Award (or similar performance-based full-value Award)

15

granted hereunder must have a stated vesting or restriction period of not less than one year from the date of grant. Notwithstanding anything in this Section 17(f) to the contrary, any Awards granted hereunder may be subject to accelerated vesting as contemplated by the terms of this Plan, as set forth in the applicable Award Document or as otherwise approved by the Administrator. Unless otherwise determined by the Administrator, any Restricted Shares or Restricted Stock Units granted to Non-Employee Directors shall not be subject to the foregoing restrictions.

Section 18. Effective Date.

The Plan became effective upon adoption by the Board on June 5, 2014 (the “Effective Date”), subject to requisite approval by stockholders of the Company on July 7, 2014.

Section 19. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 20. Clawback.

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 21. Section 409A.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such Awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 22. Governing Law.

The Plan shall be governed by and construed according to the law of the State of Delaware without regard to its principles of conflict of laws.

16

BROOKDALE SENIOR LIVING INC. ATTN: CORPORATE SECRETARY 111 WESTWOOD PLACE, SUITE 400 BRENTWOOD, TN 37027

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors		☐	☐	☐
Nominees
01 Frank M. Bumstead 02 T. Andrew Smith
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2. Ratification of the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2014 fiscal year.							☐	☐	☐
3. Advisory vote to approve named executive officer compensation.							☐	☐	☐
4. Approval of the Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2013 Annual Report is/are available at www.proxyvote.com.

BROOKDALE SENIOR LIVING INC.

Annual Meeting of Stockholders

July 7, 2014 10:00 AM CDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jeffrey R. Leeds, T. Andrew Smith and Chad C. White or any of them, each with power of substitution and revocation as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Brookdale Senior Living Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Brookdale Senior Living Inc., to be held on Monday, July 7, 2014 at 10:00 A.M., local time, at the Company’s corporate offices located at 111 Westwood Place, Brentwood, Tennessee, including any adjournments and postponements thereof, upon the matters set forth on the reverse side and more fully described in the notice and proxy statement for said Annual Meeting and in their discretion upon all other matters that may properly come before said Annual Meeting.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Continued and to be signed on reverse side